UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PTC Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT

NOTICE OF ANNUAL STOCKHOLDERS' MEETING

2023

ptc

DIGITAL TRANSFORMS PHYSICAL

ptc.com

121 SEAPORT BLVD. | BOSTON, MA 02210

NOTICE OF 2023 ANNUAL STOCKHOLDERS’ MEETING

Thursday, February 16, 2023

9:00 a.m. Eastern Standard Time

PTC Inc. 121 Seaport Boulevard Boston, MA 02210

HOW TO VOTE

ONLINE at www.proxyvote.com

BY MAIL if you received a printed version of these proxy materials.

SCAN your proxy card or notice.

BY PHONE touch-tone if you received a printed version of these proxy materials.

Important Notice of the Internet Availability of Proxy Materials

The Proxy Statement and our 2022 Annual Report are available to stockholders at proxyvote.com. We made this proxy statement available to stockholders beginning on December 23, 2022.

Matters to be Voted on at the Meeting

Proposal 1

Elect nine directors to serve until the 2024 Annual Meeting of Stockholders.
The Board of Directors recommends that you vote FOR the election of all director nominees.

Proposal 2

Approve an increase of 6,000,000 shares available for issuance under the 2000 Equity Incentive Plan.
The Board of Directors recommends a vote FOR the share increase for the 2000 Equity Incentive Plan.

Proposal 3

Approve an increase of 2,000,000 shares under the 2016 Employee Stock Purchase Plan.
The Board of Directors recommends a vote FOR the share increase for the 2016 Employee Stock Purchase Plan.

Proposal 4

Advisory vote to approve the compensation of our named executive officers (Say-on-Pay).
The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers as disclosed in COMPENSATION DISCUSSION AND ANALYSIS and the tables and related disclosures contained in EXECUTIVE COMPENSATION.

Proposal 5

Advisory vote on the frequency of the Say-on-Pay vote.
The Board of Directors recommends that you vote for ONE YEAR for the frequency of the Say-on-Pay Vote.

Proposal 6

Advisory vote to confirm the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023.
The Board of Directors recommends that you vote FOR the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023.

Other matters that are properly brought before the meeting may also be considered.

All stockholders as of the record date, December 9, 2022, have the right to attend and vote at the Annual Stockholders’ Meeting. In order to establish a quorum and facilitate the tabulation of votes, please vote before the meeting, even if you plan to attend the meeting. For more information, see “Additional Meeting Information.”

4	Introduction to Our Business
4	We Enable Digital Transformation of Industrial Enterprises
4	Our 2022 Business Performance Highlights
4	Our Strategy and Priorities

5	Sustainability Highlights
5	2022 Achievements
5	ESG Governance Structure
6	Our ESG Focus Areas
6	2023 Goals
6	ESG Focus Area Highlights
8	Additional Resources

9	2022 Stockholder Engagement

10	Proxy Statement Summary
10	Director Nominees
11	Executive Compensation Highlights
11	2022 PricewaterhouseCoopers LLP Services and Fees
12	Corporate Governance Highlights

13	Proposal 1: Election of Directors
13	Snapshot of Board Composition | Board Nominees’
14	Specific Qualifications, Skills, and Experience
15	Board Diversity
16	Director Nominees

22	Corporate Governance
22	Board Leadership Structure
22	Board and Committee Meetings; Attendance at the Annual Meeting
22	Director Election Process and Voting Standard
22	Board Evaluation Process
23	Director Nominations and Board Refreshment
24	Board Risk Oversight
25	The Committees of the Board
28	Director and Executive Officer Stock Ownership Requirements
28	No Hedging or Pledging of PTC Equity
28	Communications with the Board

29	Director Compensation
29	Director Compensation Process and Decisions
30	2022 Director Compensation

31	Proposal 2: Approve an Increase in the Number of Shares Available under the 2000 Equity Incentive Plan
31	Why the 2000 Equity Incentive Plan is Important
31	Effective Practices to Balance Our Goals with Stockholder Interests
33	Outstanding Equity Awards and Shares Available to Grant
33	Effect of the Share Increase on Dilution
33	Effects of the Proposed Amendment
33	Terms of the Plan
36	Certain U.S. Federal Tax Consequences

37	Proposal 3: Approve an Increase in the Number of Shares under the 2016 Employee Stock Purchase Plan
37	Why the 2016 Employee Stock Purchase Plan is Important
37	Operation of the ESPP
37	Effects of the Proposed Amendment
38	Terms of the ESPP

39	Equity Compensation Plan Information

40	Information about Our Executive Officers

41	Proposal 4: Advisory Vote on the Compensation of our Named Executive Officers
41	Summary of Our Compensation Practices
41	Effect of Say-on-Pay Vote

42	COMPENSATION DISCUSSION AND ANALYSIS
42	Our Compensation Philosophy
43	Our Compensation Design and Practices
44	FY2022 Compensation Design
48	FY2022 Compensation Decisions
50	How We Set Executive Compensation
50	Independent Compensation Consultant
50	Consultation with Management
50	Determination of the Total Amount of Compensation
52	Other Important Elements of Our Compensation Program
52	Compensation Clawback Policy
52	Stock Ownership Requirements
52	No Hedging or Pledging of PTC Stock
52	Our 10b5-1 Plan Policy
52	Timing of Equity Grants
53	Consideration of Stock-Based Compensation Expense and Dilution
53	Severance and Change in Control Arrangements
54	Annual Assessment of Risks Associated with Our Compensation Programs
55	Compensation Committee Report

56	Executive Compensation
56	Summary Compensation Table
58	Grants of Plan-Based Awards
59	Outstanding Equity Awards at Fiscal Year-End
61	Option Exercises and Stock Vested
62	Potential Payments upon Termination or Change in Control

65	CEO PAY RATIO

66	Proposal 5: Advisory Vote on the Frequency of the Say-On-Pay Vote
66	Preferred Frequency of the Vote
66	Effect of Frequency Vote

67	Proposal 6: Advisory Vote to Confirm the Selection of Pricewaterhousecoopers LLP as our Independent Registered Public Accounting Firm for 2023
67	Engagement of Independent Auditor and Approval of Professional Services and Fees
68	PwC Services and Fees
69	Report of the Audit Committee
69	Attendance at the Annual Meeting

70	Information about PTC Common Stock Ownership
70	Stockholders that Own at least 5% of PTC
71	Stock Owned by Directors and Officers

72	Transactions with Related Persons
72	Review of Transactions with Related Persons
72	Transactions with Related Persons

73	Stockholder Proposals and Nominations
73	How to Submit a Proposal
73	Information to be Provided in Connection with Director Nominations under Our By-Laws

75	Information about the Annual Meeting and Voting
75	Proposals to Be Voted on at the Meeting and Voting Standard
75	Effect of Abstentions and Broker Non-Votes
75	Voting by Proxy
76	Revoking Your Proxy
76	Attendance at the Annual Meeting
76	Confidentiality of Voting and Tabulation of the Votes
77	Announcement of Voting Results
77	Costs of Soliciting Proxies
77	Questions

78	Obtaining a Copy of our Annual Report on Form 10-K

78	Delinquent Section 16(a) Reports

79	Appendix A
79	2000 Equity Incentive Plan

84	Appendix B
84	2016 Employee Stock Purchase Plan

89	Appendix C
89	Operating Measure
89	Non-GAAP Financial Measure
89	Performance Measures used under Our Executives’ Performance-Based Compensation
90	Reconciliation of GAAP Results to Non-GAAP Financial Measures

91	Reducing the Environmental Impact of our Solicitations
91	Electronic Delivery of Proxy Materials
91	Materials Sent to Stockholders Sharing the Same Surname and Address

2023 PROXY STATEMENT	3

INTRODUCTION TO OUR BUSINESS

We Enable Digital Transformation of Industrial Enterprises

Companies are facing disruption from everywhere—from supply chain issues to workforce attrition to competitors trying to take market share. PTC helps companies thrive in these conditions by enabling them to create more innovative products, solutions, and workforces.

Our portfolio of Computer-Aided Design, Product Lifecycle Management, Application Lifecycle Management, Service Lifecycle Management, IoT, and Augmented Reality technologies work together to create a powerful digital thread foundation that enables faster data continuity for better collaboration.

Companies from industries such as industrial equipment, high-tech, automotive, aerospace and defense, life sciences, and more use PTC’s world-class solutions to achieve their digital transformation goals and differentiate their business.

Our 2022 Business Performance Highlights

+7%	+16%	+18%	+21%
ARR	ARR	Cash Flow from Operations	Free Cash Flow
Constant Currency
$1.6 Billion	$1.7 Billion	$435 Million	$416 Million
ARR	ARR	Cash Flow from Operations	Free Cash Flow
Constant Currency

ARR (Annual Run Rate) is the value of our portfolio of recurring revenue contracts at the end of the period. Free cash flow is cash flow from operations net of capital expenditures. These measures are described and reconciled in Appendix C.

Our Strategy and Priorities

Market Demand	Bottom Line
Deliver technology solutions aligned with secular market trends including digital transformation, SaaS, and remote collaboration.	Increase free cash flow through continued operating discipline within a durable recurring business model.

Top Line	CSR
Drive sustainable ARR growth and maintain strong retention rates through our global field organization and partner ecosystem.	Empower our diverse workforce to create a better world through product innovation, sustainable operations, and supporting our global communities.

4

SUSTAINABILITY HIGHLIGHTS

We recognize the close connection between our success and our ability to make a positive impact on our customers, our employees, and our communities. Our efforts help make us an employer of choice, differentiate our brand, and support profitable and sustainable growth. Our sustainability initiatives and programs include the environmental, social and governance initiatives and programs described below.

2022 Achievements

In 2022, we focused on building out our ESG program in its entirety to coordinate responsibilities and reporting to support a cohesive and informed approach.

ESG Governance Process and Structure Finalized Finalized Operating and Reporting Structure and Identified All Roles Required	ESG Governance and Structure Roles Filled Expanded Roles and Appointed People to New ESG Roles

Strategic ESG Assessment Completed Developed Action Plan for FY2023 ESG Initiatives	Environmental Sustainability Added as a FY2023 Corporate Initiative Conducted Product Strategy Assessment

ESG Governance Structure

The ESG council and designation of the ESG operating leads were added in 2022. The ESG Council is responsible for the strategic direction of ESG initiatives, oversight of progress of ESG initiatives, oversight of ESG reporting and alignment with applicable standards, and periodic reporting to the Board and appropriate committees on ESG initiatives.

Board of Directors
Audit Committee	Cybersecurity Committee	Corporate Governance Committee	Nominating Committee	Compensation and People Committee
Chief Executive Officer
ESG Council
ESG Operating Leads

2023 PROXY STATEMENT	5

SUSTAINABILITY HIGHLIGHTS

Our ESG Focus Areas

The strategic ESG assessment canvased multiple stakeholders and sources to identify and prioritize our ESG focus areas. As a result, we plan to focus on the areas described below.

ENVIRONMENTAL	SOCIAL	GOVERNANCE

GHG Emissions Environmental Product Offerings	Diversity, Equity & Inclusion Employee Compensation and Retention Community Engagement	Cybersecurity ESG Governance Ethical Conduct & Compliance Board Diversity

2023 Goals

Align on Sustainability Reporting Frameworks	Align on Sustainability Metrics to be Tracked and Reported	Establish Diversity, Equity & Inclusion Metrics to be Tracked and Reported

Present Environmental Sustainability Track at LiveWorx 2023	Measure and Be in a Position to Report 2023 GHG Emissions	Be in a Position to Evaluate Setting GHG Emission Reduction Targets in 2024

ESG Focus Area Highlights

Cybersecurity and Data Privacy

Cybersecurity is a risk area with oversight at the highest levels of the organization, including the Executive level and Board. The Cybersecurity Committee of the Board receives regular reports (at least four times throughout the year) from our cybersecurity teams on the state of our cybersecurity and our initiatives to enhance our cybersecurity profile and that of our products.

As part of our program, we train our employees throughout the year on cybersecurity risks and our policies and practices designed to address to those risks.

Diversity, Equity & Inclusion

DEI is critical to how we think about our employee culture, our engagement with our customers and partners, and the communities in which we work and live.

Our definition of “diversity” is intentionally broad and includes many groups, united by purpose. Our common goal is to drive meaningful change and to create an environment where all employees can succeed personally and professionally. We are also committed to embedding equity into every part of the organization, promoting an innovative and inclusive forward-thinking culture, and building high-performing teams.

6

SUSTAINABILITY HIGHLIGHTS

We have a history of working to attract a wide diversity of people from different backgrounds, cultures, education experiences, and religions because we know that a workforce that reflects the diversity of our customers and communities will bring more innovative thinking and better ideas and solutions to our business. Our DEI team, led by our Chief Diversity Officer, focuses on underrepresented groups (URGs) in the tech industry, including people of color, women, and members of the LGBTQIAP+ community.

We are improving our systems and processes to enable us to better track, manage and develop our employees. With these improvements, we are gaining a better understanding of our current demographic population and developing demographic goals, as we strive to create a more demographically diverse, inclusive, and equitable organization. Starting in 2022, our Self-Identification program invited U.S. employees to volunteer their personal information across categories such as race/ethnicity, sexual orientation, gender identity, pronouns, disability, veteran and military status, and more. By analyzing this information in aggregate, we can determine what we should adjust in terms of DEI programming, policies, and hiring practices.

United States Employee Representation

RACE/ETHNICITY	GENDER DIVERSITY

Environmental Sustainability

We are committed to addressing our environmental impact and to providing solutions to our customers that enable them to transform their businesses and operations to reduce their environmental impact and that of their customers.

Governance Process and Oversight

Our environmental programs and initiatives are overseen by our ESG Council, which is comprised of a cross-functional team of internal PTC business leaders with executive oversight, including our Chief Strategy and Sustainability Officer.

Our Corporate Governance Committee oversees risks and opportunities related to climate change and other ESG risks and initiatives not addressed by other committees of the Board.

Addressing Our Direct Impacts

To help us and our stakeholders understand our environmental impact, we have undertaken an effort to measure and ultimately report our GHG emissions. Our goal is to begin reporting our Scope 1 and Scope 2 emissions in FY2023 and to introduce reduction targets thereafter.

2023 PROXY STATEMENT	7

SUSTAINABILITY HIGHLIGHTS

As a software company, our environmental impact results mainly from our offices, employees, and leased data centers. Accordingly, as we open new offices or relocate offices, we seek to locate our offices in areas accessible by public transportation, to lease energy efficient buildings, and to organize our workspaces to reduce the physical and environmental footprint of those offices. As we refresh other offices, we implement energy efficient measures and reduce the footprint by organizing workspaces more efficiently. We also engage in other resource conservation efforts at our offices, including recycling programs, public transportation support programs, and, in India, water resource conservation programs.

As business travel by our employees and our customers can have a significant impact, we are reducing our business travel through adoption of policies and technology for remote meetings and collaboration and are leveraging technology and practices to reduce customer visits to our offices. We do not own or lease any corporate jets.

Support for Our Customers’ Digital Transformation Initiatives

We are committed to driving innovation and creating products that help our customers improve productivity and reduce costs and help them achieve their own sustainability goals and those of their customers.

Our software products enable companies to design, manufacture, and service their products in ways that lower their physical environmental impact by saving energy, reducing materials usage and waste, and increasing efficiency. Our augmented reality software enables our customers to remotely service their products and to train their employees more efficiently, including remotely, enabling them to make processes more efficient and to reduce travel. We are exploring ways to capture and report the efficiencies and reductions in environmental impact realized by our customers through the use of our software.

Community Engagement

We are committed to creating a better reality by providing financial grants to organizations with charitable and social missions and by supporting employees in their efforts to give back to the community.

The PTC Foundation focuses on charitable giving in STEM and Education and in the communities where PTC employees, partners and stakeholders are located. In 2022, we donated over $1 million to address the Ukraine Humanitarian Crisis.

Additional Resources1

Corporate Social Responsibility and Sustainability

We describe our sustainability initiatives and successes in our most recent Corporate Social Responsibility Report, including the December 2022 Information supplement to that report located on the Corporate Social Responsibility page on our website. The December 2022 Information supplement includes an update on our alignment with SASB standards.

Human Capital Management

Our Human Capital Management practices are described in 2022 Annual Report on Form 10-K, which accompanies this proxy statement. Our most recent EEO-1 data is included in the December 2022 Information supplement.

Cybersecurity and Data Privacy

We maintain a Trust Center on our website that describes our approach to cybersecurity and data privacy.

[1]	The references to our Corporate Social Responsibility Report, the December 2022 Information supplement, the Trust Center, and our website are not intended to incorporate those resources or other information on our website into this Proxy Statement by reference.

8

2022 STOCKHOLDER ENGAGEMENT

Fall 2022 Engagement
Investors Contacted	Discussions Held
20	6
Investors	Investors
57.3%	12.41%
Outstanding Shares	Outstanding Shares
Primary Topics Discussed
ESG Governance and Oversight	Executive Compensation
Climate Goals and Targets	DEI Goals and Targets

We engaged with stockholders in Fall 2022 to provide them with an opportunity to share their views and any concerns.

For our engagement, we targeted our 20 largest investors, each of which held at least 1% of our outstanding stock.

The results of our engagement and our stockholders’ perspectives on the items discussed will be shared with the Board of Directors and will inform future decisions with respect to those matters.

2023 PROXY STATEMENT	9

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement and does not contain all the information you should consider. You should read the entire proxy statement before voting.

All references to 2022 and 2021 refer to PTC’s fiscal years ended September 30, 2022 and 2021, respectively, unless otherwise indicated.

Director Nominees

		Director Since	Committee Memberships
Name and Primary Occupation	Age		AC	CPC	CGC	CC	NC
Mark Benjamin Independent Former CEO, Nuance Communications	52	2021
Janice Chaffin Independent Former Group President, Consumer Business Unit, Symantec	68	2013
Amar Hanspal Independent Former CEO, Bright Machines Former Co-CEO, Autodesk	58	2002
James Heppelmann President and CEO, PTC Inc.	58	2008
Michal Katz Independent Head of Investment and Corporate Banking, Americas, Mizuho Financial Group	54	2002
Paul Lacy Independent Former President, Kronos Incorporated	75	2009
Corinna Lathan Independent CEO and Board Chair, AnthroTronix	55	2017
Blake Moret Independent President and CEO, Rockwell Automation, Inc.	60	2018
Robert Schechter Independent Former CEO, NMS Communications	74	2009

KEY
AC	Audit Committee	CGC	Corporate Governance Committee	NC Nominating Committee
CPC	Compensation & People Committee	CC	Cybersecurity Committee	Chair	Member

10

PROXY STATEMENT SUMMARY

Executive Compensation Highlights

Alignment of Executives and Stockholders

RSUs TIED TO STRATEGIC GOALS	+	THREE-YEAR VESTING OF RSUs	+	SUBSTANTIAL STOCK OWNERSHIP REQUIREMENTS	+	CLAWBACK PROVISIONS	=	ALIGNED INTERESTS BETWEEN OUR EXECUTIVES AND STOCKHOLDERS

Alignment of Pay and Performance

5-YEAR CEO REALIZED PAY VS. TSR	5-YEAR NEO REALIZED PAY VS. TSR

See Proposal 4, Compensation Discussion and Analysis, and Executive Compensation for more information about our executive compensation policies and practices.

2022 PricewaterhouseCoopers LLP Services and Fees

$2,896,012 Audit + Audit-Related Fees	$754,417 Tax Preparation + Related Fees	$1,400,900 Other Tax + Reporting Software Fees
$5,051,329 Total Fees

See Proposal 6 for more information about PricewaterhouseCoopers LLP’s services.

2023 PROXY STATEMENT	11

PROXY STATEMENT SUMMARY

Corporate Governance Highlights

Board Independence

  Independent and Diverse Board of Directors

  Independent Board Chair

  Independent Audit, Compensation, and Nominating Committee Chairs

  Independent Audit, Compensation, and Nominating Committees

Board and Committee Practices Regular Executive Sessions of Independent Directors Annual Board and Director Evaluations Comprehensive Risk Management Oversight CEO and Management Succession Planning

Stockholder Rights

  Annual Election of All Directors

  Annual Say-on-Pay Vote

  No Supermajority Voting Requirements

  Stockholder Right to Call a Special Meeting

  Majority Voting Policy for Uncontested Director Elections

  No Poison Pill

Stock Governance

  Robust Stock Ownership Requirements for Directors and Executive Officers

  No Hedging or Pledging of Stock by Directors, Executives or Employees

  No Payment or Accumulation of Dividends or Dividend Equivalents on Options or Unvested Shares

Compensation Practices

  Pay-for-Performance Compensation

  Half Our Executives’ Annual Target Compensation is Performance-Based

  Independent Compensation Consultant

  All Executives are Employed “At Will”

  “Double-Trigger” Change in Control Agreements

  No Excise Tax Gross-Ups

  Compensation Clawback Policy

  No Perquisites or Supplemental Retirement Benefits

  Performance-Based Incentive Plan Earnings are Capped

  Tally Sheets Reviewed Annually

  Annual Risk Assessment of Pay Programs

12

Proposal 1

Election of Directors

The Board is elected by the stockholders to represent and protect their interest in PTC. The Board selects and oversees the members of senior management, who are responsible for conducting the business of PTC.

All director nominees are current directors of the company. Information about each of the director nominees, including their qualifications, skills and experience that led the Nominating Committee and the Board to conclude that the director should serve as a director of the company, is discussed below. Information about their PTC stock ownership is set forth in INFORMATION ABOUT PTC COMMON STOCK OWNERSHIP – Stock Owned by Directors and Officers.

The Board of Directors recommends that you vote FOR the election of all director nominees.

Snapshot of Board Composition | Board Nominees

SUPERMAJORITY IS INDEPENDENT	TENURE IS WELL-BALANCED	BOARD IS DIVERSE

Stockholder Interests are Protected

Eight of the nine director nominees, including our Board chairman, are independent. Our President and CEO is not independent.

An independent board ensures that the directors exercise independent judgment, are willing to question management and are best suited to represent and protect the interests of stockholders.

Stockholders Benefit from Effective Board Refreshment

The Board strives to achieve a balance of service on the Board through a mix of new members and perspectives and members with longer tenure with institutional knowledge.

Our President and CEO has served on the Board for over 10 years.

Stockholders Benefit from Existence of Diverse Views

Of the nine director nominees, three are women and one of the men is ethnically diverse. This composition provides a diverse set of viewpoints and experiences that we believe benefits stockholders.

2023 PROXY STATEMENT	13

Proposal 1: Election of Directors

Specific Qualifications, Skills, and Experience

The Nominating Committee believes that certain qualifications, skills, and experience should be represented on the Board, as described below, although not every member of the Board must possess all such qualifications, skills, and experience to be considered capable of making valuable contributions to the Board.

Leadership

Our business is complex and evolving rapidly. Individuals who have led companies or operating business units of significant size have proven leadership experience in developing and advancing a vision and making executive-level decisions.

Strategy Our success depends on successful development and execution of our corporate strategy, including successful selection and execution of strategic alliances and acquisitions.

Global

We are a global company, with approximately 40% of our revenue coming from the Americas, 40% from Europe and 20% from the Asia-Pacific region. Global experience enhances understanding of the complexities and issues associated with running a global business and the challenges we face.

Financial

Our business and financial model is complex and multinational. Individuals with financial expertise are able to identify and understand the issues associated with our business and financial model.

Software Industry We are an enterprise software company. Those with enterprise software experience are better able to understand the risks and opportunities facing our business.
Manufacturing We primarily serve companies in the manufacturing industry. Understanding of this industry enhances understanding of how we can best address the needs of our customers.
Marketing Our business depends on successfully creating awareness of our products and entering new markets. Persons with marketing experience can help us identify ways to do so successfully.

Research and Development

Our business depends on the success of our research and development efforts to develop our products and expand our offerings. Experience in this area enhances understanding of the challenges we face and best practices.

Board Nominees Have Balance of Qualifications, Skills, Experience, and Diversity

	Diverse	Leadership	Strategy	Global	Financial	Software Industry	Manufacturing	Marketing	R&D
Mark Benjamin
Janice Chaffin
Amar Hanspal
James Heppelmann
Michal Katz
Paul Lacy
Corinna Lathan
Blake Moret
Robert Schechter
Total	4	9	9	9	9	8	5	6	4

14

Proposal 1: Election of Directors

Board Diversity

The Nominating Committee’s mandate is to create and maintain a Board with a diversity of skills and attributes that is aligned with PTC’s current and anticipated future strategic needs. The Board and Nominating Committee value diversity and believe that diversity among the directors as to personal and professional experiences, opinions, perspectives, and backgrounds, including diversity with respect to race, ethnicity, gender, age, cultural backgrounds, sexual identity, and gender orientation is desirable.

The Nominating Committee actively seeks diverse candidates by requiring that all slates of proposed candidates include at least two racially and/or ethnically diverse candidates and opening the aperture to identify candidates that might not otherwise be identified.

BOARD DIVERSITY MATRIX (AS OF DECEMBER 16, 2022)

Total Number of Directors 10

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7	—	—
Part II: Demographic Background
Asian	—	1	—	—
White	3	6	—	—
Did Not Disclose Demographic Background			—

2023 PROXY STATEMENT	15

Proposal 1: Election of Directors

Director Nominees

Independence of Our Directors

Our Board of Directors has determined that all the director nominees, other than Mr. Heppelmann, our President and Chief Executive Officer, are independent under applicable Nasdaq rules. None of the independent directors, to our knowledge, has any business, financial, familial, or other type of relationship with PTC or its management that would impact the director’s independence.

Mark Benjamin, 53
Director Since 2021 Board Committees Compensation & People (Chair) Cybersecurity Other Public Company Boards Nuance Communications, Inc. (2018 – 2022)

KEY QUALIFICATIONS:

  Extensive leadership experience with large global technology companies, including Nuance Communications, NCR Corporation, and ADP.

  Extensive experience advancing growth initiatives related to cloud, SaaS, mobile, big data, and IoT solutions.

CAREER HIGHLIGHTS:

  Chief Executive Officer, Nuance Communications, Inc., a global software company that provides speech recognition solutions powered by artificial intelligence, April 2018 – March 2022

  President and Chief Operating Officer of NCR Corporation, a provider of enterprise software, hardware, and services, from October 2016 to March 2018

  Over 20 years in various leadership positions at Automatic Data Processing, Inc. (ADP), a provider of human resources management software and services, including as President of Global Enterprise Solutions from July 2013 to October 2016.

EDUCATION:

  Bachelor’s degree in international finance and marketing from the University of Miami.

SKILLS AND ATTRIBUTES:

Leadership

Strategy

Global

Financial

Software Industry
Marketing

16

Proposal 1: Election of Directors

Janice Chaffin, 69

Director Since

2013

Board Committees

Compensation & People Cybersecurity (Chair) Corporate Governance (Chair) Nominating (Chair)

Other Public Company Boards

  Informatica Inc.

  Synopsys, Inc.

  Electronics for Imaging Inc. (2018 – 2019)

  International Game Technology (2010 – 2015)

KEY QUALIFICATIONS:

  Significant leadership experience with large global technology companies.

  Financial and accounting expertise as a result of her positions at Symantec Corporation and Hewlett-Packard Company and her service on the Audit Committees of Synopsys, International Game Technology and Informatica.

  Significant expertise in corporate governance due to her being a NACD Fellow from 2015 – 2022, the highest credential level for corporate directors by the National Association of Corporate Directors.

  Significant experience in cybersecurity as a result of her roles at Symantec. Ms. Chaffin also recently completed the CERT Certification in Cybersecurity Oversight given by the Software Engineering Institute of Carnegie Mellon University.

  Regular speaker on the topic of Diversity, Equity, and Inclusion at the Anderson School of Management at the University of California, Los Angeles.

CAREER HIGHLIGHTS:

  Group President, Consumer Business Unit, Symantec, a global leader in providing cybersecurity solutions, April 2007 – March 2013

  Chief Marketing Officer, Symantec, 2003 – 2007

  Over 20 years at Hewlett-Packard Company, in management and marketing leadership positions.

EDUCATION:

  Bachelor of Arts – University of California, San Diego

  Master of Business Administration – University of California, Los Angeles

SKILLS AND ATTRIBUTES:

Leadership

Strategy

Global

Financial

Software Industry
Marketing

Amar Hanspal, 58
Director Since 2022 Board Committees None Other Public Company Boards Aspen Technology, Inc. (2020 – 2022)

KEY QUALIFICATIONS:

  Significant leadership and industry experience as a result of his roles as CEO of Bright Machines and Co-CEO and Chief Product Officer of Autodesk

CAREER HIGHLIGHTS:

  Chief Executive Officer, Bright Machines, Inc., May 2018-December 2021

  Co-Chief Executive Officer, Autodesk, February 2017-June 2017

  Chief Product Officer, Autodesk, November 2011-February 2017

EDUCATION:

  Bachelor’s degree in Mechanical Engineering – Bombay University, India

  Master’s degree in Mechanical Engineering – NY State University, New York

  Executive Managerial Program – Stanford University

SKILLS AND ATTRIBUTES:

Leadership

Strategy

Global

Financial

Software Industry
Manufacturing

Marketing

Research and Development

2023 PROXY STATEMENT	17

Proposal 1: Election of Directors

James Heppelmann, 58
Director Since 2008 Board Committees None Other Public Company Boards Sensata Technologies Holding plc Agile Growth Corp., a special purchase acquisition company

KEY QUALIFICATIONS:

  Significant leadership experience in the enterprise software industry as a result of his positions at PTC Inc. and his position at Windchill Technology, Inc., where he was the founder and President before its acquisition by PTC.

  Extensive knowledge of PTC’s history, technologies and the markets in which PTC operates.

  Financial and marketing expertise as a result of his positions as Chief Executive Officer, Chief Operating Officer, and Chief Product Officer of PTC.

  Technology and research and development expertise as a result of his positions as Chief Product Officer and Chief Technology Officer, and at Windchill Technology, Inc.

CAREER HIGHLIGHTS:

  President and Chief Executive Officer, PTC, October 2010 – Present

  President and Chief Operating Officer, PTC, March 2009 – September 2010

  Executive Vice President and Chief Product Officer, PTC, February 2003 – February 2009

  Executive Vice President, Software Solutions, and Chief Technology Officer, PTC, June 2001 – January 2003

  Joined PTC in 1998

EDUCATION:

  Bachelor’s degree in Mechanical Engineering – University of Minnesota

SKILLS AND ATTRIBUTES:

Leadership

Strategy

Global

Financial

Software Industry
Manufacturing

Marketing

Research and Development

Michal Katz, 58
Director Since 2022 Board Committees None Other Public Company Boards Nuance Communications, Inc. (2018 – 2022)

KEY QUALIFICATIONS:

  Significant leadership and financial experience as a result of her roles at Mizuho Financial Group, RBC Capital Markets, and Barclays.

  Deep experience with strategic and digital transformation initiatives, and strong insights into the intersection of the financial and technology markets.

CAREER HIGHLIGHTS:

  Head of Investment and Corporate Banking, Mizuho Financial Group, Inc., Americas, November 2019- Present

  Managing Director and Co-Head of Global Technology Investment Banking, RBC Capital Markets, LLC, March 2013-October 2019

  Managing Director and Global Head of Software Investment Banking, Barclays Capital Inc., September 2008-March 2013.

EDUCATION:

  Bachelor’s degree, Political Science, Binghamton University

  Juris Doctor, New York University

SKILLS AND ATTRIBUTES:

Leadership

Strategy

Global

Financial

Software Industry

18

Proposal 1: Election of Directors

Paul Lacy, 75
Director Since 2009 Board Committees Audit (Chair) Compensation & People Corporate Governance Nominating

KEY QUALIFICATIONS:

  Extensive financial accounting and manufacturing expertise as a result of his positions at Kronos.

  During his tenure at Kronos, Kronos grew from a $26 million hardware company into a $662 million public global enterprise software company.

  Significant leadership and public company software experience as a result of his positions at Kronos Incorporated.

CAREER HIGHLIGHTS:

  President, Kronos Incorporated, a global enterprise software company, May 2006 – June 2008

  President, Chief Financial and Administrative Officer, Kronos Incorporated, November 2005 – April 2006

  Executive Vice President and Chief Financial and Administrative Officer, Kronos Incorporated, April 2002 – October 2005

EDUCATION:

  Bachelor of Science in Accounting – Boston College

  Juris Doctor – Boston College School of Law

SKILLS AND ATTRIBUTES:

Leadership

Strategy

Global

Financial

Software Industry
Manufacturing

Corinna Lathan, 55
Director Since 2017 Board Committees Audit Cybersecurity Other Public Company Boards Ekso Bionics, Inc

KEY QUALIFICATIONS:

  Extensive experience as a leader and technology innovator as a result of her work at AnthroTronix.

  Deep expertise in human-technology interfaces for robotics and mobile technology platforms.

  Significant experience and expertise in augmented reality and other technologies.

CAREER HIGHLIGHTS:

  Chief Executive Officer, Co-Founder and Chair of the Board, AnthroTronix, Inc., a biomedical engineering research and development company that creates diverse products in robotics, digital health, wearable technology, and augmented reality, since July 1999

  Associate Professor of Biomedical Engineering, The Catholic University of America

  Adjunct Associate Professor of Aerospace Engineering, University of Maryland, College Park

EDUCATION:

  Bachelor of Arts degree in Biopsychology and Mathematics – Swarthmore College

  S.M. in Aeronautics and Astronautics – MIT

  Ph.D. in Neuroscience – MIT

SKILLS AND ATTRIBUTES:

Leadership

Strategy

Global

Financial

Software Industry
Research and Development

2023 PROXY STATEMENT	19

Proposal 1: Election of Directors

Blake Moret, 60
Director Since 2018 Board Committees Corporate Governance Other Public Company Boards Rockwell Automation, Inc.

KEY QUALIFICATIONS:

  Appointed to the Board in connection with the formation of the strategic alliance between PTC and Rockwell Automation and Rockwell Automation’s purchase of $1 Billion of PTC stock in July 2018. In connection with those transactions, we agreed to appoint to the Board and to the Corporate Governance Committee an individual proposed by Rockwell Automation and reasonably acceptable to us.

  Rockwell Automation designated Mr. Moret as its designee. Transactions between Rockwell Automation and PTC under the strategic alliance did not constitute a significant portion of either company’s annual revenue for 2022.

  Brings significant leadership experience in factory automation and the factory automation market to the Board as a result of his experience at Rockwell Automation, an area that is a significant focus of our digital transformation for industrial enterprises strategy.

INDEPENDENCE CONSIDERATIONS:

  We have concluded that Mr. Moret qualifies as an independent director under the applicable Nasdaq rules and pursuant to our internal independence review. In reaching this conclusion, we considered the fact that Mr. Moret meets the objective independence standard under the applicable Nasdaq rules, that Rockwell Automation’s interests are aligned with those of stockholders generally, that transactions between the parties under the strategic alliance agreement are not expected to be a material percentage of annual revenue in 2023, and that Mr. Moret does not have any other relationship with us that would compromise his independence. Further, as with all directors, if a matter arises that poses a potential conflict of interest, Mr. Moret would be excluded from consideration of that particular matter.

CAREER HIGHLIGHTS:

  President and Chief Executive Officer, Rockwell Automation, Inc., a company focused on industrial automation and information, July 2016 – Present

  Chairman of the Board, Rockwell Automation, Inc., January 2018 – Present

  Senior Vice President, Control Products and Solutions, Rockwell Automation, Inc., April 2011 – July 2016

  Over 20 years’ earlier experience at Rockwell Automation in various roles, including leadership roles in the marketing, solutions, services, and product groups.

EDUCATION:

  Bachelor’s degree in Mechanical Engineering – Georgia Institute of Technology

SKILLS AND ATTRIBUTES:

Leadership

Strategy

Global

Financial

Manufacturing
Marketing

20

Proposal 1: Election of Directors

Robert Schechter, 74

Chairman of the Board

Director Since

2009

Board Committees

Audit

Compensation & People

Other Public Company Boards

  Mimecast Limited
(2019-2022)

  Telaria, Inc.
(2013 – 2019)

  EXA Corporation
(2012 – 2017)

  Unica Corporation
(2005 – 2010)

  Soapstone Networks, Inc. (2003 – 2009)

KEY QUALIFICATIONS:

  Significant financial and accounting expertise as a result of his experience at Coopers & Lybrand, LLP, an independent accounting firm, and his positions at NMS Communications Corporation and at Lotus Development Corporation, where he was the Chief Financial Officer.

  Relevant knowledge of the manufacturing market and process through his position at NMS Communications Corporation.

  Marketing experience as well as technology and research and development expertise as a result of his position as Senior Vice President at Lotus Development Corporation, where he was responsible for all sales, marketing, customer service and product development outside North America.

CAREER HIGHLIGHTS:

  Chief Executive Officer, NMS Communications Corporation, a global provider of hardware and software solutions for the communications industry, 1995 – 2008

  Senior Vice President, International Operations, Lotus Development Corporation, 1990 – 1994

  Chief Financial Officer, Lotus Development Corporation, 1987 – 1990

  Partner, Chair of Northeast Region High Tech Practice, Coopers & Lybrand, LLP, 1973 – 1987

EDUCATION:

  Bachelor of Science – Rensselaer Polytechnic Institute

  Master of Business Administration – Wharton School of the University of Pennsylvania

SKILLS AND ATTRIBUTES:

Leadership

Strategy

Global

Financial

Software Industry
Manufacturing

Marketing

Research and Development

2023 PROXY STATEMENT	21

CORPORATE GOVERNANCE

Board Leadership Structure

Our Board is led by an independent Chairman, Mr. Schechter. We believe this Board leadership structure serves the company and our stockholders well by providing independent leadership of the Board. If we were to decide that combining the Chairman and CEO positions would better serve the company and our stockholders, our policy is to have a Lead Independent Director.

Board and Committee Meetings; Attendance at the Annual Meeting

The Board and committees hold regularly scheduled meetings over the course of the year and hold additional meetings as necessary. The Board met four times in 2022. All directors attended at least 100% of meetings of the Board and the committees on which the director served in 2022.

We expect that each director will attend the Annual Meeting of Stockholders each year. All outside directors attended the 2022 Annual Meeting of Stockholders.

Director Election Process and Voting Standard

All directors stand for election each year. Directors are elected by a plurality of votes received. We maintain a Majority Voting Policy for uncontested director elections that requires a director who does not receive a majority of the votes cast for his or her proposed election to promptly tender his or her resignation from the Board. The Corporate Governance Committee will consider the resignation and recommend to the Board whether to accept the resignation. The Board will use its best efforts to act on the resignation and publicly disclose its decision and its rationale within 90 days following certification of the election results. The director tendering the resignation may not participate in the decisions of the Corporate Governance Committee or the Board that concern the resignation.

Board Evaluation Process

The Board conducts an annual evaluation process, which is facilitated by a third-party once every three years.

Years 1 and 2

Self-Evaluation

The Chairman of the Board meets with each director individually to discuss the Board’s performance and the Chair of the Corporate Governance Committee meets with each director individually to assess the Chairman of the Board’s performance.

The results of the assessment are discussed with the full Board.

Year 3

Externally Facilitated Evaluation

The external facilitator works with the Board to develop a list of discussion topics and then meets with each of the directors individually to discuss these topics and the Board’s performance.

The results of the assessment are discussed with the full Board.

As a result of its 2022 evaluation, the Board modified the cadence and agendas of Board and committee meetings.

22

CORPORATE GOVERNANCE

Director Nominations and Board Refreshment

The Nominating Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at each Annual Meeting of Stockholders. Candidates may be suggested by directors, management, stockholders, or a search firm retained by the Committee. Stockholders may nominate candidates in accordance with the procedures described in STOCKHOLDER PROPOSALS AND NOMINATIONS. Candidates properly nominated by stockholders will be given the same consideration as other proposed candidates.

The Nominating Committee considers the Board’s composition, including the alignment of the skills and professional experience of the directors with our long-term strategy and the Board’s gender, racial, ethnic, and LGBTQ+ diversity. The Nominating Committee evaluates candidates against the standards and qualifications set forth in our Corporate Governance Guidelines and the Nominating Committee Charter as well as other relevant factors.

Our typical search process involves the steps described below.

1	2	3	4	5	6	7
Assess Board’s Current Skills and Attributes	Identify Skills or Attributes that are needed or may be needed in the future	Develop Candidate Profile	Identify and Retain Search Firm to Lead the Process	Screen Candidates	Chairman of the Board, CEO, Chair of Nominating Committee, and other directors meet with candidates	Decision and Nomination

Commitment to Diversity

The Board and the Nominating Committee are committed to diversity on the Board. The Board initially focused on increasing gender diversity on the Board and successfully identified and recruited three women, all of whom serve on the Board today. The Board has now its attention to increasing other elements of diversity, including racial, ethnic, and LGBTQ+ diversity and in 2022 successfully recruited a seasoned enterprise software executive who is ethnically diverse. Our initiatives and efforts to increase diversity on the Board are described above in PROPOSAL 1: ELECTION OF DIRECTORS – Board Diversity.

Janice Chaffin				Corinna Lathan					Michal Katz	Amar Hanspal
2013	2014	2015	2016	2017	2018	2019	2020	2021	2022

Qualifications Required of All Directors

The Nominating Committee considers each candidate’s character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience and such other relevant skills and experience as may contribute to the Board’s effectiveness and PTC’s success. In addition, all candidates must be able to dedicate sufficient time and resources for the diligent performance of the duties required of a member of the Board and must not hold positions or interests that conflict with their responsibilities to PTC. Candidates must also comply with any other minimum qualifications for either individual directors or the Board under applicable laws or regulations. The Committee will also consider whether the candidate is independent of PTC as at least a majority of members of the Board must qualify as independent in accordance with Nasdaq independence rules.

2023 PROXY STATEMENT	23

CORPORATE GOVERNANCE

Board Risk Oversight

The Board and the relevant committees review with PTC’s management the risk management practices for which they have oversight responsibility. Since overseeing risk is an ongoing process and inherent in PTC’s strategic decisions, the Board and the relevant committees do not view risk in isolation but discuss risk throughout the year in relation to ongoing operations and proposed actions and initiatives.

Board of Directors Ultimate responsibility for risk management oversight and oversight of risk management of risks not addressed by a committee.
Risk or Focus	Audit	Compensation & People	Corporate Governance	Cybersecurity	Nominating
Accounting & Financial Reporting	●
Financial Condition & Debt	●
Ethical Conduct & Compliance	●
Related Party Transactions	●
Executive Compensation		●
Equity Programs		●
Human Capital Management		●
Corporate Governance			●
Composition of Board Committees			●
CEO Succession Planning			●
Board and Director Evaluations			●
Director Compensation			●
ESG Governance, Reporting & Frameworks			●
Environmental Risks and Initiatives			●
Community Engagement Initiatives & Philanthropy			●
Cybersecurity				●
Data Privacy				●
Composition of the Board					●
Board Diversity					●
Board Refreshment					●
Director Nominations					●

24

CORPORATE GOVERNANCE

The Committees of the Board

The Board has five standing committees: Audit, Compensation & People, Corporate Governance, Cybersecurity, and Nominating. Each of the committees acts under a written charter, all of which are available on the Investor Relations page of our website at www.ptc.com. Mr. Heppelmann, our CEO, does not serve on any committee.

	Audit	Compensation & People	Corporate Governance	Cybersecurity	Nominating
Mark Benjamin, Independent
Janice Chaffin, Independent
Amar Hanspal, Independent
Klaus Hoehn, Independent
Michal Katz, Independent
Paul Lacy, Independent*
Corinna Lathan, Independent
Blake Moret, Independent
Robert Schechter, Independent*
Total Meetings in 2022	8	5	4	4	2

  Chair       Member     * Audit Committee Financial Expert

Audit Committee

Committee Chair: Paul Lacy Committee Members: Corinna Lathan, Robert Schechter

RESPONSIBILITIES

Assists our Board in fulfilling its oversight responsibilities for accounting and financial reporting compliance and oversees our compliance programs.
Reviews the financial information provided to stockholders and others, PTC’s accounting policies, disclosure controls and procedures, internal accounting and financial controls, and the audit process.
Meets with management and with our independent auditor to discuss our financial reporting policies and procedures, our internal control over financial reporting, the results of the independent auditor’s examinations, PTC’s critical accounting policies and the overall quality of PTC’s financial reporting, and reports on such matters to the Board.
Meets with the independent auditor, with and without PTC management present.
Appoints (and, if appropriate, replaces), evaluates, and establishes the compensation of, the independent auditor.
Reviews the independent auditor’s performance in conducting the annual financial statement audit and the audit of our internal control over financial reporting, assesses independence of the auditor, and reviews the auditor’s fees.
Reviews and pre-approves audit and non-audit related services that may be performed by the independent auditor.

INDEPENDENCE AND FINANCIAL EXPERTISE

All Committee members are “independent directors” under both SEC rules and the Nasdaq Stock Market listing requirements.
No Committee member has ever been an employee of PTC or any of its subsidiaries.
The Board of Directors has determined that Mr. Lacy and Mr. Schechter qualify as Audit Committee Financial Experts as defined by the SEC.

2023 PROXY STATEMENT	25

CORPORATE GOVERNANCE

Compensation and People Committee

Committee Chair: Mark Benjamin Committee Members: Janice Chaffin, Paul Lacy, Robert Schechter

RESPONSIBILITIES

Establishes the compensation levels for our executive officers.
Sets performance goals for compensation of executive officers and evaluates performance against those goals.
Oversees our employee compensation programs, including the corporate bonus programs.
Oversees our equity compensation plans.
Oversees our people management programs and initiatives, including Diversity, Equity & Inclusion, corporate culture, pay equity, development, engagement, and retention.

May engage compensation consultants or other advisors to provide information and advice to the Committee.

INDEPENDENCE

All Committee members are “independent directors” under The Nasdaq Stock Market listing rules.

Corporate Governance Committee

Committee Chair: Janice Chaffin Committee Members: Klaus Hoehn, Paul Lacy, Blake Moret

RESPONSIBILITIES

Develops and recommends policies and processes regarding corporate governance.
Maintains a CEO succession plan to ensure continuity of leadership for PTC.
Makes recommendations to the Board about the composition of committees of the Board.
Reviews and makes recommendations to the Board with respect to director compensation.
Facilitates Board and director evaluations.
Oversees ESG governance, frameworks, and reporting.
Oversees company management of environmental risks and initiatives.
Oversees company management of ESG risks and initiatives not addressed by other committees or the Board.
Oversees the company’s community engagement and philanthropy initiatives.

INDEPENDENCE

“All Committee members are “independent directors” under The Nasdaq Stock Market listing rules.

26

CORPORATE GOVERNANCE

Cybersecurity Committee

Committee Chair: Janice Chaffin Committee Members: Mark Benjamin, Corinna Lathan

RESPONSIBILITIES

Oversees the Company’s cybersecurity and data privacy programs.

INDEPENDENCE

All Committee members are “independent directors” under The Nasdaq Stock Market listing rules.

Nominating Committee

Committee Chair: Janice Chaffin Committee Members: Klaus Hoehn, Paul Lacy

RESPONSIBILITIES

●	Oversees the director recruitment process, including the assessment of qualifications and skills sought in new directors and the retention of search firms to assist in the identification of potential candidates.
●	Reviews the composition of the Board and makes recommendations regarding nominees for election to the Board.

INDEPENDENCE

●	All Committee members are “independent directors” under The Nasdaq Stock Market listing rules.

2023 PROXY STATEMENT	27

CORPORATE GOVERNANCE

Director and Executive Officer Stock Ownership Requirements

Because we believe our directors’ and executives’ interests are more aligned with those of our stockholders if they are stockholders themselves, our directors and executive officers are required to hold a significant amount of our stock. Options and unvested equity are not counted toward the holding requirement.

DIRECTORS 5x Annual Board Cash Retainer	CHIEF EXECUTIVE OFFICER 6x Annual Salary	OTHER EXECUTIVE OFFICERS 3x Annual Salary	All our directors and officers meet their stock ownership requirements.

Our Director Stock Ownership Policy and our Executive Officer Stock Ownership Policy are available on the Investor Relations page of our website at www.ptc.com.

No Hedging or Pledging of PTC Equity

In order to ensure members of the Board of Directors and our executives and employees are aligned with the interests of our stockholders, our Trading in Company Securities Policy prohibits the hedging of PTC stock or equity by directors, executives and employees and transactions in derivative securities whose value is tied to that of PTC stock (including puts, calls and listed options). The Policy also prohibits the pledging of PTC stock or equity by directors, executives and employees and short sales of PTC stock.

Communications with the Board

Stockholders may send communications to the Board of Directors at: Board of Directors, PTC Inc., c/o General Counsel and Secretary, 121 Seaport Boulevard, Boston, Massachusetts 02210.

28

DIRECTOR COMPENSATION

We pay our non-employee directors a mix of cash and equity compensation. The amounts established for the annual Board and committee cash and equity retainers for the most recent year are shown in the table below. The retainers are the only compensation paid for service as a director; we do not pay meeting fees for attendance at board or committee meetings.

	Annual Cash Retainer	Annual Equity Retainer	Committee Chair Retainer	Committee Member Retainer
Chairman of the Board	$125,000	$300,000
Other Directors	$60,000	$250,000
Audit Committee			$30,000	$15,000
Compensation Committee			$25,000	$12,500
Corporate Governance Committee			$15,000	$7,500
Cybersecurity Committee			$15,000	$7,500
Nominating Committee			$5,000	$2,500

Director Compensation Process and Decisions

The Board establishes the annual compensation for the directors at the meeting of the Board of Directors held directly after the Annual Meeting of Stockholders. In setting such compensation, the Board considers the recommendation of the Corporate Governance Committee. In making its recommendation for 2022, the Corporate Governance Committee considered a competitive assessment of the directors’ compensation with that of our compensation peer group (described in COMPENSATION DISCUSSION AND ANALYSIS) and reviewed each element of compensation to determine whether the compensation is competitive and reasonable for the services provided by the directors. Based on that review, no changes were made to our directors’ compensation for 2022.

We provide a higher annual retainer for service as the Chairman of the Board given the additional work required by that position, but do not pay a committee chair retainer to the Chairman of the Board for service as the Chair of any committee. We provide different retainers for the Chairs and members of the various committees based on the anticipated level of work required with respect to the position and the committee.

We also believe that providing a majority of our directors’ annual retainer compensation in the form of equity rather than cash serves to further align the interests of our directors with our stockholders as they become stockholders themselves. Accordingly, in accordance with our established practice, we made onboarding equity grants of Michal Katz and Amar Hanspal upon joining the Board. The onboarding grants are equal to 1.5x the annual equity retainer, and vest in two substantially equal installments on the first and second anniversaries of the date the director joined the Board.

2023 PROXY STATEMENT	29

DIRECTOR COMPENSATION

2022 Director Compensation

The amounts shown in the Fees Earned or Paid in Cash column of the table are each director’s annual board and committee retainer fees. The amounts shown in the Stock Awards column of the table are the value of the equity awards (RSUs) made to the directors during the year.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards (#)	Stock Awards ($)(4)(5)	Total ($)
Robert Schechter Chairman of the Board	$152,500	2,497	$299,915	$452,415
Mark Benjamin	$90,832	2,081	$249,949	$340,781
Janice Chaffin	$104,162	2,081	$249,949	$354,111
Amar Hanspal(2)	$20,000	5,532	$590,652	$610,652
Klaus Hoehn	$70,000	2,081	$249,949	$319,949
Michal Katz(3)	$30,000	5,203	$624,932	$654,932
Paul Lacy	$112,250	2,081	$249,949	$362,449
Corinna Lathan	$80,832	2,081	$249,949	$330,781
Blake Moret	$67,500	2,081	$249,949	$317,449
(1)	As an employee of PTC, Mr. Heppelmann, our President and Chief Executive Officer, receives no compensation for his service as a director, and accordingly, is not shown in the Director Compensation Table.
(2)	Mr. Hanspal joined the Board on April 1, 2022. His Stock Awards reflect a pro-rated annual equity grant of 2,020 RSUs and a new director grant of 3,512 RSUs. His new director grant vests in two equal installments on April 1, 2023 and April 1, 2024.
(3)	Ms. Katz joined the Board on February 8, 2022. Her Stock Awards reflect an annual equity grant of 2,081 RSUs and a new director grant of 3,122 RSUs. Her new director grant vests in two equal installments on February 15, 2023 and February 15, 2024.
(4)	Grant date fair value of restricted stock units granted on February 9, 2022, and, for Mr. Hanspal, April 1, 2022. The grant date fair value is equal to the number of RSUs granted multiplied by the closing price of our common stock on the NASDAQ Stock Market on the grant date, $120.11 per share, and, for Mr. Hanspal, $106.77 per share.
(5)	The number of outstanding RSUs held by each director as of September 30, 2022, is shown in the table below. No director held options.

Name	Restricted Stock Units
Robert Schechter	2,497
Mark Benjamin	3,376
Janice Chaffin	2,081
Amar Hanspal	5,532
Klaus Hoehn	2,081
Michal Katz	5,203
Paul Lacy	2,081
Corinna Lathan	2,081
Blake Moret	2,081

30

Proposal 2

Approve an Increase in the Number of Shares Available under the 2000 Equity Incentive Plan

The 2000 Equity Incentive Plan enables us to provide equity incentives to our employees and is essential for us to be able to continue to use equity incentives to attract, motivate and retain the employees necessary for our future success.

The Board of Directors recommends a vote FOR the share increase for the 2000 Equity Incentive Plan.

We are seeking stockholder approval of an amendment to our 2000 Equity Incentive Plan (the Plan) to increase the number of shares authorized by 6,000,000 shares. Of the shares previously authorized, only 2,142,543 remained available for grant as of December 16, 2022. If approved, we expect to use the additional shares for continued equity grants to employees – including our executive officers and directors.

Why the 2000 Equity Incentive Plan is Important

ATTRACT	MOTIVATE	RETAIN

Our ability to attract, motivate and retain high-performing employees is vital to our ability to compete successfully in the competitive market for employees. We believe our ability to grant equity incentives as an element of employee compensation is essential for us to remain competitive in attracting and retaining such employees. We believe equity incentives motivate performance and provide an effective means of recognizing employee contributions to the success of PTC. Moreover, equity incentives align the interests of the employees with the interests of our stockholders. Accordingly, our equity program is broad and deep – reaching approximately 75.7% of employees worldwide. Because the Plan is the only plan under which we can grant equity incentives, maintaining its viability by increasing the number of shares available for grant is essential for us to be able to continue to use equity incentives to attract, motivate and retain the employees necessary for our future success.

Effective Practices to Balance Our Goals with Stockholder Interests

We are committed to maintaining an equity incentive program that accomplishes our incentive and retention goals while being sensitive to our stockholders’ concerns about the prudent use of equity.

We Use RSUs as Our Primary Equity Award. We use restricted stock units (RSUs) as our principal equity award because they enable us to issue fewer shares than stock options to deliver comparable value, which reduces overhang and stockholder dilution. They also have a better retentive effect because they retain value even if the stock price declines.
We Use Value to Determine the Number of RSUs to Award. We use an intended dollar value to be delivered to determine the number of shares to be awarded, rather than a fixed number of shares.
Awards Generally Vest over Three Years. Annual equity awards to employees, including our executive officers, generally vest over three years, with one-third of the award vesting at the end of each one-year period.
rTSR RSUs Have One Three-Year Term. Our relative TSR equity awards have one three-year performance period, with cliff vesting at the end of the third year to the extent the rTSR performance measure is achieved.

2023 PROXY STATEMENT	31

PROPOSAL 2: APPROVE AN INCREASE IN THE NUMBER OF SHARES AVAILABLE UNDER THE 2000 EQUITY INCENTIVE PLAN

Half Our Executives’ Annual RSUs are Performance-Based. Annual equity awards to our executive team, including our executive officers, are 50% service-based and 50% performance-based, with shares not earned for a period being forfeited.
We Net Shares for Taxes; Net Shares are not Recycled. We net shares for taxes to reduce the dilution associated with the program. Such “netted” shares are not returned to the share pool under the Plan.
We Repurchase Shares to Reduce Dilution. We repurchase shares to reduce the dilution associated with our equity incentive program.
No Liberal Change in Control Definition. The Plan includes a definition of a change in control that is tied to consummation of the applicable change in control events.
No Dividends on Unvested Awards. The Plan provides that no dividends or dividend equivalents may accumulate or be paid with respect to any unvested portion of an award or with respect to any stock option, whether vested or unvested.
No Option Repricing or Cash Buyouts. The Plan provides that we may not, without stockholder approval, amend any outstanding option to reduce the exercise price or replace it with an option at a lower exercise price or exchange it for cash.
No Discounted Options or SARs. The Plan requires that option or SAR exercise prices must be not less than 100% of the fair market value of a share of common stock on the date of grant.
No Transfer of Unvested Equity or of Options. The Plan prohibits the transfer of unvested awards and the transfer of stock options, whether vested or unvested.
No “Evergreen” Provision. The Plan does not include an “evergreen” provision; accordingly, we must periodically ask for stockholder approval to increase the number of shares available under the Plan.
We Manage Expense and Dilution. We routinely benchmark the equity program’s expense and share dilution (burn rate) against those of our compensation peer group.

Benchmark of Dilution and Expense

Our burn rates for the past three completed years were below 40th percentile relative to our compensation peer companies. For 2022, the expense as a percentage of market capitalization associated with our equity program was between the 40th and 60th percentile relative to our compensation peer companies.

Value Burn Rate for the Three Most Recent Completed Fiscal Years

(All Awards Counted in Year Granted)

Year	Weighted Average Grant Date Fair Value	Service- Based RSUs Granted	Performance- Based RSUs Granted	Total RSUs Granted	Value of Total Granted	Weighted Average Common Shares Outstanding	Value of Weighted Average Common Shares Outstanding	Burn Rate
FY22	$115.54	1,353,405	181,274	1,534,679	$177,315,344	117,194,128	$13,540,497,458	1.31%
FY21	$110.27	1,267,693	179,062	1,446,755	$159,530,207	116,835,560	$12,883,177,207	1.24%
FY20	$76.38	2,168,416	602,282	2,770,698	$211,639,325	115,663,241	$8,834,918,216	2.40%
Three-Year Average								1.65%

32

PROPOSAL 2: APPROVE AN INCREASE IN THE NUMBER OF SHARES AVAILABLE UNDER THE 2000 EQUITY INCENTIVE PLAN

Value Burn Rate for the Three Most Recent Completed Fiscal Years

(Performance-Based Awards Counted in Year Earned)

Year	Weighted Average Grant Date Fair Value	Service- Based RSUs Granted	Performance- Based RSUs Earned	Total RSUs Granted	Value of Total Granted	Weighted Average Common Shares Outstanding	Value of Weighted Average Common Shares Outstanding	Burn Rate
FY22	$115.54	1,353,405	396,192	1,749,597	$202,146,764	117,194,128	$13,540,497,458	1.49%
FY21	$110.27	1,267,693	118,871	1,386,564	$152,893,089	116,835,560	$12,883,177,207	1.19%
FY20	$76.38	2,168,416	179,528	2,347,944	$179,347,328	115,663,241	$8,834,918,216	2.03%
Three-Year Average								1.57%

Outstanding Equity Awards and Shares Available to Grant

The table below shows the number of shares under outstanding awards and the number of shares available for future grants under our 2000 Equity Incentive Plan, which is our only equity incentive plan, as of December 16, 2022.

2000 Equity Incentive Plan
(as of December 16, 2022)

	Options Outstanding	RSUs Outstanding	Other Equity Awards Outstanding	Shares Available to Grant
2000 Equity Incentive Plan	—	2,438,338	—	2,142,543

Effect of the Share Increase on Dilution

Our model yielded a fully-diluted share overhang of 8.28% and a shareholder value transfer of 9.0%. We believe these measures indicate that our equity incentive program is appropriate and fair to stockholders while enabling us to provide the equity compensation incentives necessary to attract, motivate, and retain the employees necessary for our future success.

Effects of the Proposed Amendment

The only material change to the Plan as a result of the proposed amendment is to make an additional 6,000,000 shares available for issuance under the Plan. In addition to this material change, the amended plan reflects the addition of a definition of change in control to the Plan and certain other housekeeping changes to the Plan that did not require stockholder approval.

Terms of the Plan

The terms of the 2000 Equity Incentive Plan, as amended, are described below. The summary below is qualified in its entirety by reference to the copy of the 2000 Equity Incentive Plan included as Appendix A to this proxy statement, which includes the effects of amendments and which is incorporated herein by reference.

2023 PROXY STATEMENT	33

PROPOSAL 2: APPROVE AN INCREASE IN THE NUMBER OF SHARES AVAILABLE UNDER THE 2000 EQUITY INCENTIVE PLAN

Administration	The Plan is administered by the Compensation Committee of the Board of Directors. The Committee is composed of at least two members of our Board who meet certain tests under the U.S. securities laws for independence from PTC management. If there are not at least two such members, then the entire Board serves as the Committee for purposes of the Plan.
Types of Awards	The Committee may award restricted and unrestricted shares of common stock, restricted stock units, stock options and stock appreciation rights.
Eligibility	The Committee may make awards to employees, directors and consultants of PTC and its subsidiaries based upon their past or anticipated contributions to the achievement of our objectives and other relevant matters. As of December 15, 2022, nine non-employee directors and approximately 6,500 employees were eligible for awards under the Plan.
Restricted Stock Units (RSUs)	The Committee may grant RSUs, which are rights to receive shares of common stock in the future. The Committee determines the period during which, and the conditions under which, the award may be forfeited and the other terms and conditions of such awards. RSUs may be settled in shares of common stock or cash, as determined by the Committee at the time of grant or thereafter. RSUs represent unfunded and unsecured obligations of PTC.
Restricted and Unrestricted Stock	The Committee may make awards of common stock subject to forfeiture. The participant generally will forfeit the shares if specified conditions, such as the participant’s continued service with PTC or achievement of certain company performance goals, are not met. The participant is entitled to vote the shares during the restricted period. The Committee may also award common stock without restrictions. The Committee determines what, if anything, the participant must pay to receive a stock award.
Stock Options	The Committee may award incentive stock options and nonstatutory stock options. The Committee determines the terms of the option awards, including the amount, exercise price, vesting schedule and term, which may not exceed ten years for incentive stock options. The exercise price of an option may not be less than the fair market value of a share of common stock on the date of grant. A participant may pay the exercise price of an option in cash or, if permitted by the Committee, other consideration, including by surrender of common stock the participant holds.
Stock Appreciation Rights	The Committee may grant stock appreciation rights, which are rights to receive any excess in value of shares of common stock over the exercise price. The exercise price may not be less than the fair market value of a share of common stock on the date of grant. The Committee determines at or after the time of grant whether stock appreciation rights are settled in cash, common stock or other securities of PTC, awards or other property and may define the manner of determining the excess in value of the shares of common stock.
Performance Goals	In addition to service and service-related conditions, the Committee may establish performance goals, criteria, and measures with respect to the grant, vesting, and/or forfeiture of Awards.
Limitations on Individual Grants	In any fiscal year, the Committee may not grant to any participant options or stock appreciation rights or restricted stock units, restricted stock or unrestricted stock Awards with respect to which performance goals apply for more than 800,000 shares of common stock. This limit is subject to adjustment for changes in our structure or capitalization that affect the number of shares of common stock outstanding.
No Repricing of Outstanding Awards	The Committee may not, without stockholder approval, amend any outstanding option to reduce the exercise price or replace it with an option at a lower exercise price or exchange it for cash.

34

PROPOSAL 2: APPROVE AN INCREASE IN THE NUMBER OF SHARES AVAILABLE UNDER THE 2000 EQUITY INCENTIVE PLAN

No Payment or Accumulation of Dividends on Unvested Awards or Outstanding Options	No dividends or dividend equivalents may accumulate or be paid with respect to any unvested portion of an award or with respect to any stock option, whether vested or unvested. This Plan provision may be amended only with the approval of the stockholders of the Company.
No Transfer	Participants may not transfer unvested awards and may not transfer stock options, whether vested or unvested.
Change in Control	The Plan defines a Change in Control to occur when or upon:

  Any person is or becomes the beneficial owner of 50% or more of the voting power of PTC;

  Individuals who constitute the Incumbent Board cease to constitute at least a majority of the Board;

A director whose election or nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board is considered a member of the Incumbent Board;

  Consummation of a merger, share exchange or consolidation of the Company or any subsidiary of the Company with any other entity after which greater than 50% of the combined voting power of PTC or the surviving company is no longer owned by the persons that held 50% of the voting power of PTC before the transaction;

  Sale or disposition by the Company of all or substantially all the Company’s assets; or

  Liquidation or dissolution of the Company.

The Committee may act to preserve a participant’s rights under an award in the event of a Change in Control by, among other things, accelerating any time period relating to the exercise or payment of the award, causing the award to be assumed by another entity, or providing for compensating payments to the participant.
Amendment of Outstanding Awards	The Committee may otherwise amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if such action (1) would terminate or reduce the number of shares issuable under an option and the participant does not have the opportunity to exercise the option or be compensated for the lost shares, or (2) taking into account any related action, would materially and adversely affect the participant.
Number of Shares Issuable; Change in Capitalization	There are currently 44,300,000 shares of common stock authorized for issuance under the Plan. If and as amended, there will be 50,300,000 shares authorized for issuance under the Plan – an increase of 6,000,000 shares over the 2,142,543 shares that remained available on December 16, 2022. If there is a change in our equity structure that affects the outstanding common stock, the aggregate number of shares that are reserved for issuance under the Plan, as well as the number of shares subject to outstanding awards, together with exercise prices with respect to any of the foregoing, will be adjusted by the Committee to preserve the benefits intended to be provided under the Plan.
Amendments

The Board of Directors may amend, suspend, or terminate the Plan, subject to any stockholder approval it deems necessary or appropriate.

Under NASDAQ Stock Market rules, the Board may not increase the number of shares of common stock issuable under the Plan (except in the case of a recapitalization, stock split or similar event) without stockholder approval.

2023 PROXY STATEMENT	35

PROPOSAL 2: APPROVE AN INCREASE IN THE NUMBER OF SHARES AVAILABLE UNDER THE 2000 EQUITY INCENTIVE PLAN

Certain U.S. Federal Tax Consequences

Below is a summary of the material U.S. federal income tax consequences for participants and PTC with respect to awards under the 2000 Equity Incentive Plan.

Restricted Stock Units. A participant will generally realize ordinary income in an amount equal to the fair market value of the shares (or the amount of cash) distributed to settle the restricted stock units at the time of settlement, which is generally upon vesting of the restricted stock units. In certain limited circumstances, a settlement date may be later than the vesting date, in which case the settlement would be made in a manner intended to comply with the rules governing non-qualified deferred compensation arrangements. In either case, we would receive a corresponding tax deduction at the time of settlement. If the restricted stock units are settled in shares, then upon sale of those shares, any subsequent appreciation or depreciation would be treated as short-term or long-term capital gain or loss to the participant and would not result in any further tax deduction by us.

Restricted Stock. Generally, a participant will be taxed at the time the restrictions on the shares lapse. The excess of the fair market value of the shares at that time over the amount paid, if any, by the participant for the shares will be treated as ordinary income. The participant may instead elect at the time of grant to be taxed (as ordinary income) on the excess of the then fair market value of the shares over the amount paid, if any, for the shares. In either case, we would receive a tax deduction for the amount reported as ordinary income to the participant. Upon the participant’s disposition of the shares, any subsequent appreciation or depreciation is treated as a short or long-term capital gain or loss and would not result in any further tax deduction by us.

Incentive Stock Options. A participant does not realize taxable income upon the grant or exercise of an ISO under the 2000 EIP. If a participant does not dispose of shares received upon exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, then (1) upon sale of the shares, any amount realized in excess of the exercise price is taxed to the participant as long-term capital gain and any loss sustained will be a long-term capital loss and (2) we may not take a deduction for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the participant.

If shares of common stock acquired upon the exercise of an ISO are disposed of before the end of the one and two-year periods described above (a “disqualifying disposition”), the participant would recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the exercise price. We would be entitled to a tax deduction for the same amount. Any further gain realized by the participant would be taxed as a short-term or long-term capital gain and would not result in any deduction for us. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

Nonstatutory Stock Options. No income is realized by the participant at the time a nonstatutory option is granted. Upon exercise, the participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. We would receive a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss to the participant and would not result in any further tax deduction by us.

36

Proposal 3

Approve an Increase in the Number of Shares under the 2016 Employee Stock Purchase Plan

The Board of Directors believes that the 2016 Employee Stock Purchase Plan serves important objectives for PTC, including providing a compensation element that will further enable PTC to compete for talented employees, increase employee engagement, and align employees’ interests with those of other stockholders as they become stockowners themselves.

The Board of Directors recommends a vote FOR the share increase for the 2016 Employee Stock Purchase Plan.

We are seeking stockholder approval of an amendment to our 2016 Employee Stock Purchase Plan (ESPP) to increase the number of shares authorized by 2,000,000 shares. Of the shares previously authorized, only 420,142 remained available for purchase as of December 16, 2022.

Why the 2016 Employee Stock Purchase Plan is Important

The ESPP gives our employees the opportunity and incentive to invest in PTC by purchasing shares of our common stock, including through convenient payroll deductions. The plan is intended to promote stock ownership among PTC employees, which will further align our employees’ interests with those of our stockholders. The plan also serves an important compensation function.

Operation of the ESPP

Our practice is to extend participation to eligible employees in most countries in which we operate. We offer two consecutive six-month offering periods a year, with the purchase price per share in any offering being 85% of the lower of the fair market value of the common stock on the first day or the last day of the offering period.

Although these are our current practices, our practices may change as permitted by the ESPP and applicable law. A full copy of the ESPP is included as Appendix B to this Proxy Statement.

Effects of the Proposed Amendment

The only material change to the ESPP as a result of the proposed amendment will be to make an additional 2,000,000 shares available for purchase under the ESPP.

2023 PROXY STATEMENT	37

PROPOSAL 3: APPROVE AN INCREASE IN THE NUMBER OF SHARES UNDER THE 2016 EMPLOYEE STOCK PURCHASE PLAN

Terms of the ESPP

The terms of the ESPP are described below. The summary below is qualified in its entirety by reference to the copy of the 2016 Employee Stock Purchase Plan included as Appendix B to this proxy statement, which includes the effect of the proposed amendment and which is incorporated herein by reference.

Administration	The ESPP is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee may delegate day-to-day administration of the ESPP to an officer or other person charged with the day-to-day supervision of the ESPP as appointed by the Board or Committee.
Employee Participation	All employees of PTC and its subsidiaries who are customarily employed for more than 20 hours per week and more than five months in the calendar year are eligible to participate in the ESPP.
Offering Periods	The ESPP has consecutive offering periods, and the Committee determines the frequency and duration of individual offering periods and the date(s) on which stock may be purchased. Offering periods may last up to 27 months. Each offering period to date has been six months.
Purchase Limits	ESPP participants may make contributions through payroll deductions of up to ten percent (10%) of eligible compensation, which are used to purchase shares of our common stock at the end of each offering period. A participant may not purchase more than 1,500 shares in any offering period, and his or her right to purchase shares under the ESPP may not accrue at a rate that exceeds $25,000 of the fair market value of the common stock for each calendar year.
Purchase Price	The purchase price per share in any offering is 85% of the lower of the fair market value of the common stock on the first day or the last day of the offering period.
Participant Withdrawal	Participants may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of the participant’s employment for any reason. Upon termination of a participant’s participation in the ESPP, all payroll deductions credited to the participant’s account or amounts paid that were not used to purchase shares of our common stock are refunded.
Modification and Termination of the ESPP	The Board may amend, modify, or terminate the Plan at any time without notice, subject to any stockholder approval the Board determines to be necessary or advisable. The ESPP will continue until no more shares remain available for issuance under the ESPP or if earlier terminated at the discretion of the Board.

38

EQUITY COMPENSATION PLAN INFORMATION

The table below shows the awards outstanding and that could be made under our equity plans as of September 30, 2022.

Equity Compensation Plan Information
(as of September 30, 2022)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
2000 Equity Incentive Plan	2,751,388	(1)	$—	(2)	2,833,421
2016 Employee Stock Purchase Plan	—		—		420,142	(3)
Total	2,751,388	(1)	$—	(2)	3,253,563	(3)
(1)	All of the shares are issuable upon vesting of outstanding restricted stock units. Outstanding RSUs are counted at the maximum number of RSUs that can be issued under an award.
(2)	Outstanding restricted stock units have no exercise price.
(3)	This amount represents the total number of shares remaining available under the Plan, of which 106,033 shares are subject to purchase for the current offering period ending January 31, 2023.

2023 PROXY STATEMENT	39

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

JAMES HEPPELMANN President and Chief Executive Officer Age 58 Additional Information about Jim Heppelmann is provided in “Director Nominees.”

KRISTIAN TALVITIE

Executive Vice President, Chief Financial Officer

Age 52

Kristian joined PTC as our Chief Financial Officer in May 2019. Before that, Kristian was the Chief Financial Officer of Syncsort Incorporated, a private software company specializing in Big Data, high speed sorting products and data integration software and services from October 2018 through May 2019. He served as Chief Financial Officer of Sovos Compliance, LLC, a private SaaS software company specializing in tax compliance software from July 2016 to October 2018, and served as the Corporate Vice President, Finance of PTC from July 2013 to July 2016 and as the Senior Vice President, Financial Planning and Analysis and Investor Relations of PTC from November 2010 to July 2013.

MICHAEL DITULLIO

President, Digital Thread Business

Age 55

Mike has been the President, Digital Thread Business since May 2022. Before that, he was the President, Velocity Business, from January 2021 to May 2022. Prior to that Mike served in various positions in our Sales organization, including as Executive Vice President, Global Sales from November 2015 to January 2021. Mike joined PTC in 1999.

CATHERINE KNIKER

Executive Vice President, Chief Strategy and Sustainability Officer

Age 56

Catherine has been Executive Vice President, Chief Strategy and Sustainability Officer since May 2022. Before that, she was Executive Vice President, Chief Strategy Officer from April 2021 to May 2022, and DVP, Global Head of Corporate Development from January 2020 to April 2021. Prior to that Catherine served in various positions at PTC, including Divisional Vice President, Head of Global Strategic Alliances from October 2018 to January 2020 and Chief Revenue Officer, IoT and AR from September 2016 to October 2018. Catherine joined PTC in 2016.

AARON VON STAATS

Executive Vice President, General Counsel and Secretary

Age 57

Aaron has served as our General Counsel and Secretary since 2003. Before that, he served in other roles in the company’s Legal group. Aaron joined PTC in 1997.

40

Proposal 4

Advisory Vote on the Compensation of our Named Executive Officers

This advisory vote on the compensation of our Chief Executive Officer and our other executive officers named in the Summary Compensation Table (our “named executive officers”) gives stockholders the opportunity to express their views on our named executive officers’ compensation as disclosed in COMPENSATION DISCUSSION AND ANALYSIS and EXECUTIVE COMPENSATION. This “say-on-pay” vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers.

The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers as disclosed in COMPENSATION DISCUSSION AND ANALYSIS and the tables and related disclosures contained in EXECUTIVE COMPENSATION.

Summary of Our Compensation Practices

Our Compensation Programs are Designed to Pay for Performance

A significant portion of the compensation of our named executive officers is comprised of performance-based pay. For 2022, 52% of our CEO’s target compensation was performance-based.

As shown in the pay and performance alignment charts in COMPENSATION DISCUSSION AND ANALYSIS, our executives’ pay and the company’s performance are aligned.

Our Compensation Programs are Designed to Align Our Executives with Our Stockholders’ Interests

In addition to weighting our executives’ compensation to performance-based pay, a substantial portion of their compensation is in the form of equity (RSUs) that vests over three years. Our executives are also subject to robust stock ownership requirements and to clawback of performance-based compensation in certain circumstances. These elements serve to align our executives’ interests with those of our stockholders in the long-term value of PTC.

Our Compensation Programs are Developed by Independent Directors Advised by an Independent Consultant

Our Compensation Committee is comprised only of independent directors and retains an independent compensation consultant to advise it on appropriate compensation practices.

Our Compensation Programs Reflect Stockholder Feedback

We regularly engage with stockholders about our executive compensation and their perspectives inform and are reflected in the design of our executive compensation programs.

Effect of Say-on-Pay Vote

This say-on-pay vote, which is required by Section 14A of the Securities Exchange Act of 1934, is advisory only and is not binding on the company, the Compensation Committee, or our Board of Directors. Although the vote is advisory, we, our Compensation Committee, and our Board of Directors value the opinions of our stockholders and will consider the outcome of this vote when establishing future compensation for our executive officers. We hold such a vote each year.

2023 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Philosophy

We Pay for Performance

Our executive compensation programs are designed to attract, motivate, and retain our executives. We emphasize performance-based compensation tied to strategic initiatives designed to create long-term stockholder value. We believe that equity incentives that vest over multiple years provide an important motivational and retentive aspect to the executives’ overall compensation and align our executives’ interest in the long-term performance of PTC with that of our stockholders. Accordingly, a substantial portion of our executives’ compensation consists of performance-based and service-based RSUs that vest over multiple years.

Long-Term Pay and Performance Alignment

Our performance over the past several years reflects the success and efficacy of aligning executive compensation with our strategic plan. This pay-for-performance approach has resulted in pay and performance alignment and will continue to be the centerpiece of our executive compensation programs.

5-YEAR CEO REALIZED PAY VS. TSR	5-YEAR NEO REALIZED PAY VS. TSR

42

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Design and Practices

Our executives’ compensation consists of the elements shown below. We believe these components provide an appropriate mix of fixed compensation and at-risk compensation that promotes short-term and long-term performance and rewards our executives appropriately for their performance. With this mix, we provide a competitive base salary and service-based equity that vests over multiple years while providing our executives the opportunity to earn additional compensation through short-term and long-term performance-based incentives designed to drive company performance and create long-term stockholder value. Because a significant portion of our executives’ target compensation is performance-based, actual compensation earned can differ significantly from target compensation.

Our executive compensation design also reflects the Compensation and People Committee’s consideration of prior year say-on-pay votes and comments from stockholders received as part of our stockholder engagement process or otherwise. We believe our 2022 say-on-pay support vote of 90.84% reflects stockholder approval of the current structure of our executives’ compensation.

How We Pay

PERFORMANCE-BASED RSUs

How Our Operating Performance RSUs Work

Our operating performance RSUs are eligible to vest in three substantially equal installments over three years. Operating performance RSUs will vest only after the performance threshold is achieved and only to the extent the performance target is achieved. Up to 200% of the operating performance RSUs can be earned. Operating performance RSUs not earned for the applicable year are forfeited. The performance measures for the operating performance RSUs are established on the grant date for all performance periods.

How Our FY2022 Relative TSR RSUs Work

Our FY2022 relative TSR RSUs have one three-year performance period. The relative TSR RSUs will vest only after the performance threshold is achieved and only to the extent the relative TSR performance target is achieved. Up to 200% of the relative TSR RSUs can be earned. However, if the stock price as of the last day of FY2024 is lower than the stock price as of the last day of FY2021, then the maximum number of relative RSUs that can be earned is capped at 100%, even if performance exceeds 100%. The performance measure for the relative TSR RSUs is established on the grant date.

2023 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

How Our Service RSUs Work

Our service RSUs vest in three substantially equal annual installments, provided that the executive remains employed on the applicable vest date.

FY2022 Compensation Design

FY2022 Target Compensation

Target Compensation		Compensation Elements
CEO	NEO
Base Salary Provides a base level of competitive cash compensation.
Annual Corporate Incentive Plan Focuses executives on achieving specific performance goals tied to PTC’s annual business plan.
Performance Measures
ARR Growth	Non-GAAP Operating Expense
Long-Term Incentives Focuses executives on achieving performance goals to drive PTC’s long-term success. Aligns long-term management goals with long-term interests of stockholders.

Performance RSUs (50%)		Service RSUs (50%)
Operating Measure RSUs (25%)	Relative TSR RSUs (25%)
Adjusted Free Cash Flow Annual growth for each of FY22, FY23, FY24	Relative TSR Performance for 3-Year Period ending September 30, 2024	Vest in three equal installments in November 2022, 2023, and 2024
RSUs not earned for a period are forfeited. Actual value realized depends on performance attainment and stock price performance between grant and vest date.

FY2022 Performance-Based Compensation

The performance measures we develop and use for our operating performance-based compensation are designed to drive performance against our short-term and long-term business plans and objectives and create value for our stockholders. Our relative TSR RSUs align our executives’ experience with our stockholders’ experience.

44

COMPENSATION DISCUSSION AND ANALYSIS

Alignment of Corporate Strategy and FY2022 Operating Performance-Based Compensation

Strategic Goal	Compensation Plan and Operating Performance Measure

Increase Recurring Revenue	Annual Corporate Incentive Plan ARR Growth

Increase Free Cash Flow	Annual Corporate Incentive Plan Non-GAAP Operating Expense	Long-Term Operating Performance-Based RSUs Adjusted Free Cash Flow

FY2022 Annual Corporate Incentive Plan

The annual Corporate Incentive Plan is intended to focus our executives and other employees on achieving performance goals tied to our annual business plan. The FY2022 Corporate Incentive Plan had two performance measures, which were designed to align our executives and other employees with our strategic goals of increasing recurring revenue and cash flow.

We selected ARR as a performance measure as it represents the value of our portfolio of recurring revenue contracts at end of the applicable period. We use ARR rather than revenue or recurring revenue given the revenue recognition required for on-premise subscription companies – which requires that a substantial portion of the subscription value be recognized up front when the subscription contract is booked, with the remainder being recognized ratably over the term of the subscription contract. We use ARR as a performance measure to ultimately drive recurring revenue as it provides a better line of sight to the recurring revenue potential of our portfolio.

We selected non-GAAP operating expense as the other performance measure as it provides a readily understandable line of sight for employees to measure and control spending, which is expected to ultimately contribute to cash flow growth – a measure on which our investors are focused.

The following table summarizes the performance measures for the Corporate Incentive Plan for FY2022 and achievement under the plan.

FY2022 Annual Corporate Incentive Plan Design and Achievement

Performance Measure	Weight	Threshold(1)	Target (100% Earned)	Upside (Cap 135%)(1)	Achievement	Earned
Organic ARR Growth over FY2021(2)	2/3	8%	10%	16%	15%	129.1%
Non-GAAP Operating Expense(3)	1/3	$913	$892	$870	$872
(1)	50% and 150% of the ARR Growth portion could be earned for threshold and upside achievement, respectively. 90% and 105% of the Non-GAAP Operating Expense portion could be earned for threshold and upside achievement, respectively. Accordingly, the aggregate upside earning potential was capped at 135%.
(2)	ARR growth targets were developed in the context of our financial operating plan and targets for FY2022. As ARR grows, it is to be expected that the growth rate will slow as it is more difficult to grow the same percentage over a larger base.
(3)	Dollar amounts in millions. Non-GAAP operating expense for FY2021 was $851 million – approximately 58% of FY2021 ARR. As we continue to invest in our business, we expect non-GAAP operating expense to grow at a lower rate than ARR. Non-GAAP operating expense for FY2022 was approximately 55% of FY2022 ARR.

2023 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Performance-Based Equity

Long-term performance-based RSUs are a significant component of our executives’ compensation and focus our executives on long-term value creation. RSUs not earned for a performance period are forfeited.

Half of the performance-based RSUs are tied to an operating performance measure and are eligible to vest in three substantially equal annual tranches if and to the extent the performance measure for the applicable year is achieved. Accordingly, tranches of RSUs granted for FY2020, FY2021 and FY2022 were outstanding and eligible to be earned in FY2022.
We use annual performance periods and vesting as we believe it more effectively focuses executives on delivering consistent performance over the three-year period. The rationale behind the annual measurement period and vesting opportunity is supported by the fact that RSUs not earned for a performance period are forfeited.
The performance measures for all performance periods are set on the grant date. So, for example, for FY2022, the operating performance measures for each of FY2022, FY2023 and FY2024 were set in November 2021, near the beginning of FY2022. The annual performance targets require absolute percentage growth over the prior year’s results.
Half of the RSUs are tied to a relative TSR performance measure.
For FY2022, these RSUs were tied to one three-year performance period that ends at the end of FY2024 and will vest if and to the extent the performance measure for the three-year performance period is achieved.
For FY2021 and FY2020, these RSUs were tied to one-, two- and three-year performance measures and are eligible to vest in three substantially equal annual tranches if and to the extent the performance measure for the applicable year is achieved.

FY2022 Performance-Based RSUs

The FY2022 operating performance-based RSUs used Adjusted Free Cash Flow (AFCF) as the performance measure given our strategic goal of increasing free cash flow.

As PTC was added to the S&P 500 in August 2021, the FY2022 relative TSR RSUs use the S&P 500 Software & Services Index, excluding five services companies included in the Index, plus compensation peer group companies not included in the Index, as the comparison group. The relative TSR RSU performance period ends September 30, 2024. Accordingly, none of these RSUs could be earned for FY2022.

FY2022 PERFORMANCE-BASED RSU DESIGN AND ACHIEVEMENT FOR FY2022

Performance Measure	Weight	Threshold (25% Earned)	Target (100% Earned)	Upside (200% Earned)	Achievement	Earned
FY2022 AFCF Growth over FY2021(1)	50%	10%	25%	40%	32%	149%

Performance Measure	Weight	Threshold (50% Earned)	Target (100% Earned)	Upside (200% Earned)	Achievement	Earned
FY2024 Relative TSR vs. FY2021(2)	50%	25th Percentile	50th Percentile	90th Percentile	—(3)	—(3)
(1)	AFCF growth targets were developed in the context of our financial operating plan and targets for FY2022.
(2)	If the weighted average PTC stock price as of September 30, 2021 is higher than the weighted average PTC stock price on September 30, 2024, the maximum number of RSUs that can be earned is 100% of the RSUs even if relative TSR is achieved above the 50th percentile. The stock price value is determined using a 30-day weighted average for the applicable period.
(3)	As the relative TSR RSUs have a three-year performance period ending September 30, 2024, no RSUs could be earned for FY2022.

46

COMPENSATION DISCUSSION AND ANALYSIS

Prior Period Performance-Based Equity Achievement for FY2022

FY2021 Performance-Based RSUs

The FY2021 operating performance-based RSUs also used Adjusted Free Cash Flow (AFCF) as the performance measure.

As the FY2021 relative TSR performance-based RSUs are in the second year of the three-year performance period, the measurement period for relative TSR was two years – from October 1, 2020 to September 30, 2022. The comparison group of companies for the FY2021 relative TSR RSUs is the S&P 400 Software and Services Index plus any FY2021 compensation peer group companies not included in that index.

FY2021 PERFORMANCE-BASED RSU ACHIEVEMENT FOR FY2022

Performance Measure		Weight	Threshold (25% Earned)	Target (100% Earned)	Upside (200% Earned)	Achievement	Earned
AFCF Growth over FY2021		50%	10%	25%	40%	32%	149%

Performance Measure	Weight	Threshold (50% Earned)	Target (100% Earned)	Interim Upside (150% Earned)	Upside (200% Earned)	Achievement	Earned
Relative TSR vs. FY2020(1)	50%	25th Percentile	50th Percentile	75th Percentile	90th Percentile	76th Percentile	153.33%

(1)	For each performance period, if the weighted average PTC stock price as of September 30, 2020 is higher than the weighted average PTC stock price at the end of the period, the maximum number of RSUs that can be earned for the period is 100% of the Target RSUs for the period even if relative TSR is achieved above the 50th percentile. Accordingly, if the weighted average stock price on September 30, 2022 had been below such price on September 30, 2020, only 100% of the Target RSUs would have been earned, notwithstanding actual achievement. The stock price value is determined using a 30-day weighted average for the applicable period ending on September 30.

FY2020 Performance-Based RSUs

The FY2020 operating performance-based RSUs used ARR as the performance measure.

As the FY2020 relative TSR RSUs are in the third year of the three-year performance period, the measurement period for relative TSR was three years – from October 1, 2019 to September 30, 2022. The comparison group of companies for the FY2020 relative TSR RSUs was the S&P 400 Software and Services Index plus any FY2020 compensation peer group companies not included in that Index.

FY2020 PERFORMANCE-BASED RSU ACHIEVEMENT FOR FY2022

Performance Measure	Weight	Threshold (50% Earned)	Target (100% Earned)	Upside (200% Earned)	Achievement	Earned
ARR Growth over FY2021	50%	8%	10%	14%	15%	200%

Performance Measure	Weight	Threshold (50% Earned)	Target (100% Earned)	Upside (200% Earned)	Achievement	Earned
Relative TSR vs. FY2019(1)	50%	25th Percentile	50th Percentile	90th Percentile	88th Percentile	193.33%

(1)	If the PTC weighted average stock price as of September 30, 2019 was higher than the PTC weighted average stock price as of September 30, 2022, the maximum number of RSUs that could be earned for FY2022 was 100% of the Target RSUs for FY2022 even if relative TSR was achieved above the 50th percentile. The weighted average stock price is determined using a 30-day weighted average for the applicable period ending on September 30.

FY2020 CEO Performance-Based Retention RSUs

The CEO performance-based retention RSUs granted in FY2020 used two performance measures – ARR and AFCF. FY2022 was the second performance measurement period under this award.

FY2020 CEO PERFORMANCE-BASED RETENTION RSU ACHIEVEMENT FOR FY2022

Performance Measure	Weight	Threshold (50% Earned)	Target (100% Earned)	Upside (110% Earned)	Achievement	Earned
ARR Growth over FY2021	50%	8%	10%	14%	15%	108
AFCF Growth over FY2021	50%	10%	25%	40%	32%

2023 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS

FY2022 Compensation Decisions

The Compensation and People Committee evaluates our executive officers’ compensation each year against the compensation peer group as to each element of each executive’s compensation and as to each executive’s total compensation opportunity to determine whether the executive’s compensation remains competitive. The Committee also reviews internal pay equity among the executives, the length of time each executive has been in the role, and each executive’s performance to determine whether to make any adjustments to an executive’s compensation.

James Heppelmann President and Chief Executive Officer

Mr. Heppelmann has been our President and CEO since 2010, during which time he has transformed the company into a dynamic force supporting the digital transformations of industrial enterprises.

After evaluating Mr. Heppelmann’s compensation and performance for FY2021, the Committee increased his base salary by $50,000 to $850,000 and his annual incentive bonus target by $275,000 to $1,275,000 to position his total target compensation at the compensation peer group median.

FY22 TARGET COMPENSATION

Kristian Talvitie Executive Vice President, Chief Financial Officer

Mr. Talvitie has been our Chief Financial Officer since May 2019.

After evaluating Mr. Talvitie’s compensation and performance, the Committee made no changes to his target annual compensation for FY2022.

FY22 TARGET COMPENSATION

Michael Ditullio President, Digital Thread Business

Mr. DiTullio entered FY2022 as the President, Velocity Business. In May 2022, he was promoted to President, Digital Thread Business.

After evaluating Mr. DiTullio’s compensation and performance as President, Velocity Business, the Committee made no changes to his target annual compensation for FY2022.

Upon his promotion to President, Digital Thread Business in May 2022, the Committee increased his base salary and target bonus, each by approximately 18% to recognize and appropriately compensate him for his additional responsibilities. He also received a promotion RSU grant valued at $500,000 on the date of grant that vests in three substantially equal tranches over three years.

FY22 TARGET COMPENSATION

48

COMPENSATION DISCUSSION AND ANALYSIS

Catherine Kniker Executive Vice President, Chief Strategy and Sustainability Officer

Ms. Kniker became our Chief Strategy Officer in May 2021, and increased her responsibilities to Chief Strategy and Sustainability Officer in May 2022.

When establishing Ms. Kniker’s compensation as Chief Strategy Officer for FY2022, the Committee evaluated her compensation and her performance. Given her role, the Committee positioned her total target compensation at the 50th percentile.

Upon her promotion to Chief Strategy and Sustainability Officer in May 2022, she also received a promotion RSU grant valued at $250,000 on the date of grant that vests in three substantially equal tranches over three years.

FY22 TARGET COMPENSATION

Aaron Von Staats Executive Vice President, General Counsel

Mr. von Staats has served as our General Counsel since 2003.

When establishing his compensation for FY2022, the Committee evaluated his compensation against the compensation peer group and his performance. Given his performance and his compensation relative to his peers in the compensation peer group, the Committee realigned his salary and bonus to move a portion of his target bonus to his salary, keeping the aggregate of salary and target bonus for each of the years relatively the same, and increased his target equity compensation to maintain his total target compensation near the 50th percentile.

FY22 TARGET COMPENSATION

Troy Richardson Former President, Digital Thread Business

Mr. Richardson served as President, Digital Thread Business from November 2021 – May 2022, and assumed a consulting role through November 2022.

When establishing Mr. Richardson’s compensation for FY2022, the Committee evaluated his compensation against the compensation peer group, his performance, and internal pay equity. Given his performance, his compensation relative to his peers in the compensation peer group, and internal pay equity, the Committee increased his target equity compensation to maintain his total target compensation near the 50th percentile and to provide the same alignment among the pay elements as for Mr. Talvitie and Mr. DiTullio.

FY22 TARGET COMPENSATION

2023 PROXY STATEMENT	49

COMPENSATION DISCUSSION AND ANALYSIS

How We Set Executive Compensation

The Compensation and People Committee is comprised entirely of independent directors and establishes and reviews the compensation for our executive officers annually.

Independent Compensation Consultant

The Committee engaged Pearl Meyer & Partners, LLC as its independent compensation consultant for FY2022. The Committee assessed the independence of Pearl Meyer and determined that Pearl Meyer is independent of PTC and has no relationships that could create a conflict of interest with PTC. As part of its assessment, the Committee considered the fact that Pearl Meyer provides no other services to PTC and consults with PTC’s management only as necessary to provide the services described below.

Pearl Meyer provides a range of services to the Committee to support the Committee in fulfilling its responsibilities, including providing legislative and regulatory updates, peer group compensation data, advice on the structure and competitiveness of our compensation programs, and advice on the consistency of our programs with our executive compensation philosophy. Pearl Meyer attends Committee meetings, reviews compensation data with the Committee, and participates in discussions regarding executive compensation issues. The Committee meets with Pearl Meyer with and without PTC management present.

Pearl Meyer was paid $162,000 for services to the Compensation Committee in FY2022. No other compensation was paid to Pearl Meyer for FY2022.

Consultation with Management

Members of management, including our Chief Executive Officer, participate in Committee meetings as requested by the Committee to discuss the materials provided, including recommendations on executive pay, competitive market practices and performance measures. Although the members of management provide their views, decisions on executive compensation are made solely by the Committee and, in the case of the Chief Executive Officer’s compensation, without the presence of the Chief Executive Officer.

Determination of the Total Amount of Compensation

We make decisions regarding the amount and mix of compensation for our executives based on:

Objective data provided by Pearl Meyer & Partners (the “competitive analysis”);

Analysis of the scope of each executive’s responsibilities; and

Internal pay equity among the executives.

We use the competitive analysis to assess our executives’ compensation against the compensation paid to executives in similar positions in the peer group to ensure that the compensation we pay is competitive and fair to our executives and to our stockholders. We generally target compensation opportunities for our executives at the median of the market as an initial benchmark. While we use the competitive analysis as a starting point, we also consider the qualitative dimensions of an executive’s role, internal pay equity among our executives and tenure in the position when setting our executives’ compensation as we do not believe an external benchmark should be the only determinant of compensation.

50

COMPENSATION DISCUSSION AND ANALYSIS

Competitive Analysis (Benchmarking)

The peer group used for the FY2022 competitive analysis consists of 15 publicly-traded U.S. software companies, most of which are in the enterprise software space, that have revenues and market capitalizations in a range we believe is appropriate. We target companies with revenue within an approximately 0.5x to 2.5x multiple of PTC’s revenue and an approximately 0.5x to 4.0x multiple of PTC’s market capitalization. However, we may include companies with revenue and/or market capitalizations outside these parameters if there is strong product and/or service similarity. We believe this group represents the competition for executive talent in our industry. We review the peer group annually to ensure that the companies in the peer group remain relevant and provide meaningful compensation comparisons.

FY2022 Compensation Peer Group(1)

Akamai Technologies, Inc.	F5 Networks, Inc.	15 Publicly-traded U.S. software companies
ANSYS, Inc.	Guidewire Software, Inc.
Autodesk, Inc.	J2 Global, Inc.
Black Knight, Inc.	Nuance Communications, Inc.
Blackbaud, Inc.	Paycom Software, Inc.
Cadence Design Systems, Inc.	ServiceNow, Inc.
Citrix Systems, Inc.	Splunk Inc.
Fair Isaac Corporation

(1)	The 2022 peer group differed from the 2021 peer group as described below.

Removed	Added
Due to the acquisition of each by private equity firms.	Due to their business model comparability as we pivot to SaaS solutions for our products.

Proofpoint, Inc.	F5 Networks, Inc.
Real Page, Inc.	Guidewire Software, Inc.

2023 PROXY STATEMENT	51

COMPENSATION DISCUSSION AND ANALYSIS

Other Important Elements of Our Compensation Program

Compensation Clawback Policy

We maintain a compensation clawback policy to enable us to recover performance-based compensation paid to an executive officer if such compensation is later determined to have been unearned due to a restatement of our financial results for the performance period due to the misconduct of the executive officer. The Executive Compensation Recoupment Policy is available in the Governance section of the Investor Relations page of our website at www.ptc.com.

Stock Ownership Requirements

Our executives are required to attain and maintain stock ownership levels of our common stock (options and unvested equity are not counted). For our CEO, that amount is 6x his annual salary and for our other executive officers, that amount is 3x their respective annual salaries. All our executives meet their respective stock ownership requirements.

No Hedging or Pledging of PTC Stock

In order to ensure members of our Board of Directors and our executives and employees are aligned with the interests of our stockholders, our Trading in Company Securities Policy prohibits the hedging of PTC stock or equity by directors, executives and employees and transactions in derivative securities whose value is tied to that of PTC stock (including puts, calls and listed options). The Policy also prohibits the pledging of PTC stock or equity by directors, executives and employees and short sales of PTC stock.

Our 10b5-1 Plan Policy

We maintain a 10b5-1 Plan Policy applicable to members of our Board of Directors, our executives, and our employees. Under the policy, a person may enter into a 10b5-1 Plan only when they are not in possession of material non-public information about PTC, the first trade under a plan may not occur until after the first earnings blackout period after the plan is established (a period of at least approximately 50 days), a plan may be amended only when the person is not in possession of material non-public information about PTC, and the first trade under an amended plan may occur only after the next blackout period. Only one plan may be maintained by a person for any trading period. All 10b5-1 Plans must be approved by the General Counsel’s office.

Timing of Equity Grants

We do not time grants either to take advantage of a depressed stock price or an anticipated increase in stock price and have limited the amount of discretion that can be exercised in connection with the timing of awards. We generally make awards only on pre-determined dates to ensure that awards cannot be timed to take advantage of material non-public information. Typically, our annual executive awards are made in November after public release of the previous year’s financial results, annual awards to our Board of Directors are made on the day of the annual stockholders’ meeting, and awards to our employees are made in November and May.

Awards to executive officers may be made only by the Compensation and People Committee. Other employee awards may be made by either the Committee or by our Chief Executive Officer pursuant to delegated authority. The Committee generally makes awards only at Committee meetings and generally does not make awards in trading blackout periods (the prophylactic period encompassing the last three weeks of each fiscal quarter through 24 hours after the earnings for that quarter are announced) unless special circumstances exist, such as a new hire or a contractual commitment. Our Chief Executive Officer may make awards only on the 15th of the month (or the next succeeding business day if the 15th is not a business day), other than in the months of January, April, July, and October because the 15th of each of those months falls in an earnings blackout period after the end of the quarter before results are announced, and only up to established values set by the Committee.

52

COMPENSATION DISCUSSION AND ANALYSIS

Consideration of Stock-Based Compensation Expense and Dilution

We consider the stock-based compensation expense and dilution (burn rate) associated with equity awards to executives as we develop our overall equity compensation program. The expense associated with the equity awards is equal to the fair value of the equity issued and is amortized over the vesting period of the award. We monitor this expense and dilution to stockholders as we develop our plans and strive to maintain a program that balances the goals of our equity program with the expense and dilution associated with the program.

Severance and Change in Control Arrangements

Agreements and Conditions

We maintain severance and change in control arrangements with our executives. The agreements require the executive to execute a non-compete agreement with PTC and to execute a general release of claims as a condition to receiving severance benefits. Our agreement with our CEO has a three-year term that expires on September 30, 2023. Each of the other named executive officers’ agreements has a one-year term and renews automatically for successive one-year terms if the Compensation and People Committee does not terminate the agreement. The agreements are described in more detail under Potential Payments upon Termination or Change in Control.

The Committee believes that these agreements are important tools to motivate and retain our executives in a time of continuing consolidation in our industry and increased competition for executive talent. They provide a measure of earnings security by offering income protection in the form of severance and continued benefits if the executive’s employment is terminated without cause, economic protection for the executive’s family if the executive becomes disabled or dies, and additional protections in connection with a change in control of PTC.

The Committee believes that providing severance to PTC employees, including executives, is an appropriate bridge to subsequent employment if the person’s employment is terminated without cause. This is particularly so for executive-level positions for which the opportunities are typically more limited, and the job search lead time is longer. The agreements also benefit PTC by enabling executives to remain focused on PTC’s business in uncertain times without the distraction of potential job loss.

The Committee believes these agreements are even more important in the context of a change in control as it believes they will motivate and encourage the executives to be receptive to potential strategic transactions that are in the best interest of stockholders, even if the executive faces potential job loss. The agreements for our executives have “double triggers” before vesting of any equity is accelerated, so that no equity is accelerated upon a change in control but is accelerated only if the executive is terminated in connection with a change in control. The Committee believes this benefits PTC and any potential acquirer because it enables PTC to retain and motivate the executive while a potential change in control is pending, provides an acquirer with the ability to retain desired executives using existing equity incentives, and does not provide a one-time benefit to the executive that could undermine those efforts.

Periodic Review

The Committee reviews these agreements each year for the executive officers to determine if these agreements should be maintained, modified, or terminated. For 2022, the Committee reviewed current market practices and the terms of the executives’ agreements with the Committee’s compensation consultant. Based on this review, the Committee decided that it was appropriate to maintain the agreements.

2023 PROXY STATEMENT	53

COMPENSATION DISCUSSION AND ANALYSIS

Annual Assessment of Risks Associated with Our Compensation Programs

We assess our compensation plans and programs for employees, including our executives, annually to ensure alignment of the various plans and programs with our business plan and to evaluate the potential risks associated with those plans and programs. For 2022, the Compensation Committee retained Pearl Meyer & Partners, the Compensation Committee’s independent compensation consultant, to assist the Committee in assessing those risks. Based on this assessment, the Compensation Committee concluded that the company’s compensation plans and programs do not create risks that are reasonably likely to have a material adverse effect on PTC.

The Compensation Committee regularly considers the risks associated with executive compensation and corporate incentive plans when designing such plans. The elements described below with respect to such plans and programs have generally been implemented by or at the direction of the Compensation Committee and were considered when assessing the risks associated with our compensation programs:

A detailed planning process with Compensation Committee or executive oversight exists for all compensation programs;

The proportion of an employee’s performance-based pay increases as the responsibility and potential impact of the employee’s position increases, which structure is in line with market practices;

We set performance goals that we believe are reasonable considering past performance and market conditions;

We use performance measures that are designed to support our long-term financial goals, rather than changing measures to take advantage of changing market conditions;

We use different performance measures for our annual incentive plans and our long-term incentive plans;

Our executives’ long-term equity awards are split 50/50 between service-based and performance-based long-term equity to balance the risk associated with performance-based equity with retention provided by service-based equity;

We use RSUs rather than stock options for equity awards because RSUs retain value even if the stock price declines so that employees are less likely to take unreasonable risks to get, or keep, options “in-the-money”;

We use service-based vesting over three years for our long-term equity awards to ensure our employees’ interests are aligned with those of our stockholders for the long-term performance of PTC;

Payouts under our performance-based plans result in some compensation after achievement of the performance threshold at levels below full target achievement, rather than an “all-or-nothing” approach;

Upside earning opportunity in our annual cash compensation plans and our performance-based equity is capped at a level commensurate with the industry;

All functions have a component of their leadership incentive plans tied to overall PTC performance to ensure cross-functional alignment with PTC’s business plan;

Our executive stock ownership policy requires our executives to hold a substantial amount of stock (options and unvested equity do not count), which aligns an appropriate portion of their personal wealth to the long-term performance of PTC;

Our compensation clawback policy enables us to recover incentive compensation paid to an executive officer if it is later determined not to have been earned due to restatement of prior period financial results due to misconduct of the executive officer, thus reducing any incentive to engage in misconduct to meet financial targets; and

We maintain effective controls and procedures to ensure that amounts are earned and paid in accordance with our plans and programs.

54

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Mark Benjamin, Chair
Janice Chaffin
Paul Lacy
Robert Schechter

2023 PROXY STATEMENT	55

EXECUTIVE COMPENSATION

The discussion, table and footnotes below describe the total compensation for 2022 for our named executive officers (our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers).

As described in COMPENSATION DISCUSSION AND ANALYSIS above and reflected in the Summary Compensation Table below, we pay these executive officers a mix of cash and equity compensation. Our target annual compensation consists of a base salary, an incentive plan bonus (Non-Equity Incentive Plan Compensation), and annual long-term equity compensation (Stock Awards) consisting of restricted stock units (RSUs) (50% of which are performance based and 50% of which are service based) that are eligible to vest over three years from the date of grant. Additional equity compensation (Stock Awards) may also include retention or special purpose grants and the value of any grant modifications.

We do not provide these executives with pensions or the ability to defer compensation or any perquisites. Amounts shown in the All Other Compensation column reflect the matching cash contribution under our 401(k) Savings Plan for those participating in the plan and any additional items described in the footnotes.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
James Heppelmann President and Chief Executive Officer	2022	$880,962	—		$10,350,834		$1,646,033	$9,287	$12,887,115
	2021	$800,000	—		$11,127,621		$1,112,000	$8,754	$13,048,375
	2020	$800,000	—		$45,844,743	(4)	$650,000	$8,550	$47,303,293
Kristian Talvitie EVP, Chief Financial Officer	2022	$519,231	—		$3,363,922		$645,529	$10,708	$4,539,389
	2021	$500,000	—		$3,616,415		$556,000	$8,700	$4,681,115
	2020	$444,423			$4,274,256		$268,125	$8,550	$4,995,354
Michael DiTullio President, Digital Thread	2022	$468,750	—		$3,346,195		$583,484	$12,866	$4,411,295
	2021	$424,231	—		$3,338,170		$472,600	$9,522	$4,244,523
	2020	$400,000	—		$4,702,975		$227,500	$10,980	$5,341,454
Catherine Kniker EVP, Chief Strategy and Sustainability Officer
	2022	$415,385	—		$1,802,384		$387,317	$9,288	$2,614,374
Aaron von Staats EVP, General Counsel	2022	$445,500	—		$2,328,760		$416,360	$9,150	$3,199,769
	2021	$399,231	—		$1,974,936		$388,500	$9,029	$2,771,696
	2020	$375,000	—		$2,623,641		$227,500	$8,400	$3,234,541
Troy Richardson Former President, Digital Thread	2022	$649,038	—		$3,177,512		$806,977	$100,950	$4,734,477
	2021	$528,846	$500,000	(5)	$5,997,323		$607,430	$94,000	$7,227,599
(1)	Aggregate grant date fair value of awards. Assumptions made in the valuation of these awards are described in Note 12 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022. For service-based RSUs, the grant date fair value is equal to the number of RSUs granted multiplied by the closing price of our stock on the Nasdaq Stock Market on the grant date. For performance based RSUs other than rTSR RSUs, the grant date fair value is equal to the number of RSUs granted multiplied by the closing price of our stock on the Nasdaq Stock Market on the grant date, assuming achievement at 100%; the maximum potential value of the annual RSUs is 200% of the target RSUs granted; for the CEO retention RSUs granted in 2020, the maximum potential value is 110% of the target RSUs granted. For performance-based rTSR RSUs, the value is determined using a Monte Carlo methodology that considers the probability of achievement of the performance measures at the time of grant.

56

EXECUTIVE COMPENSATION

Named Executive Officer	Number of 2022 Target Performance-Based RSUs	Maximum Value of Performance-Based RSUs based on Closing Price on Grant Date
James Heppelmann	41,792	$9,999,990
Kristian Talvitie	13,582	$3,249,901
Michael DiTullio	11,492	$2,749,806
Catherine Kniker	6,268	$1,499,807
Aaron von Staats	9,402	$2,249,711
Troy Richardson	16,716	$3,999,804
(2)	For all years, these amounts were paid in shares of PTC common stock, with the number granted determined by dividing the amount earned by the closing price of a share of PTC common stock on November 15, 2022, November 15, 2021, and November 12, 2020, respectively.
(3)	Amounts shown are matching contributions under PTC’s 401(k) Savings Plan for all named executive officers except for Mr. Richardson. For 2022, also includes for Mr. Talvitie a matching contribution of $1,558 under PTC’s Health Savings Account Plan, for Mr. Heppelmann, $137 of taxable prize income, for Mr. DiTullio, taxable moving and foreign tax equalization payments of $3,176, and, for Mr. Richardson, a cost-of-living allowance payment of $29,000 and a housing allowance of $71,950.
(4)	Includes the $32 million grant date value of a performance-based retention equity award with free cash flow and ARR performance measures for 2021, 2022 and 2023.
(5)	Sign-on bonus paid upon hire to compensate him for unvested compensation left behind at his prior employer to join PTC.

2023 PROXY STATEMENT	57

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

As discussed in COMPENSATION DISCUSSION AND ANALYSIS above, we tie a substantial portion of our executives’ compensation to PTC’s performance through plan-based awards.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Securities Underlying	Grant Date Fair Value
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	of Stock Awards(1) ($)
James Heppelmann President, Chief Executive Officer	11/17/21	(2)	$807,075	$1,275,000	$1,721,250
	11/17/21	(3)				5,224	20,896	41,792		$2,499,997
	11/17/21	(4)				10,448	20,896	41,792		$2,850,841
	11/17/21	(5)							41,792	$4,999,995
Kristian Talvitie Executive Vice President, Chief Financial Officer	11/17/21	(2)	$316,500	$500,000	$675,000
	11/17/21	(3)				1,697	6,791	13,582		$812,475
	11/17/21	(4)				3,396	6,791	13,582		$926,496
	11/17/21	(5)							13,582	$1,624,950
Michael DiTullio President, Digital Thread	11/17/21	(2)	$269,025	$425,000	$573,750
	05/31/22	(7)	$15,868	$25,068	$33,842
	11/17/21	(3)				1,436	5,746	11,492		$687,451
	11/17/21	(4)				2,873	5,746	11,492		$783,927
	11/17/21	(5)							11,492	$1,374,903
	05/31/22	(6)							4,290	$499,914
Catherine Kniker Executive Vice President, Chief Strategy and Sustainability Officer	11/17/21	(2)	$189,900	$300,000	$405,000
	11/17/21	(3)				783	3,134	6,268		$374,952
	11/17/21	(4)				1,567	3,134	6,268		$427,572
	11/17/21	(5)							6,268	$749,904
	05/31/22	(6)							2,145	$249,957
Aaron von Staats Executive Vice President, General Counsel	11/17/21	(2)	$204,459	$323,000	$436,050
	11/17/21	(3)				1,175	4,701	9,402		$562,428
	11/17/21	(4)				2,350	4,701	9,402		$641,357
	11/17/21	(5)							9,403	$1,124,975
Troy Richardson Former President, Digital Thread	11/17/21	(2)	$395,625	$625,000	$843,750
	11/17/21	(3)				2,089	8,358	16,716		$999,951
	11/17/21	(4)				4,179	8,358	16,716		$1,140,282
	11/17/21	(5)							16,716	$1,999,902
(1)	For all RSUs other than the rTSR RSUs, the grant date fair value was calculated by multiplying the number of RSUs granted by the closing price of a share of our common stock on the Nasdaq Stock Market on the grant date and applying the likelihood of any performance measures being achieved. For the rTSR RSUs, the grant date fair value was determined using a Monte Carlo valuation.
(2)	Awards under our annual incentive plan. Amounts earned were paid in common stock on November 15, 2022, with the number of shares issued calculated by dividing the amount earned by the closing share price on that date.
(3)	Performance-based RSUs eligible to vest over three years to the extent the adjusted free cash flow performance measures are met for each of 2022, 2023 and 2024. Only one-third of the RSUs granted are eligible to be earned for each of 2022, 2023 and 2024. RSUs not earned in a year are forfeited.
(4)	Performance-based RSUs eligible to vest in 2024 to the extent the three-year relative TSR performance measure is met. RSUs not earned for the three-year performance period are forfeited.
(5)	Service-based RSUs that vest over three years. One third of these RSUs vested on November 15, 2022 and the remaining two-thirds will vest in two substantially equal installments on November 15, 2023 and November 15, 2024.
(6)	Service-based RSUs that vest over three years. The RSUs will vest in three substantially equal installments on May 15, 2023, 2024 and 2025.
(7)	Reflects the fair value amount of the increase in Mr. DiTullio’s annual incentive plan. Amount earned was paid in common stock on November 15, 2022, with the number of shares issued calculated by dividing the amount earned by the closing share price on that date.

58

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table shows the equity awards held by each named executive officer as of September 30, 2022. The equity awards in the table are restricted stock units granted in 2020 through 2022.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
				Equity Incentive Plan Awards
	Number of Shares or Units of Stock That Have Not Vested (#)	(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(3)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
James Heppelmann President and Chief Executive Officer	20,422	(4)	$2,136,141	10,211	(7)	$1,068,071
	35,206	(5)	$3,682,548	22,540	(8)	$2,357,684
	41,792	(6)	$4,371,443	17,602	(9)	$1,841,169
				17,602	(10)	$1,841,169
				20,896	(11)	$2,185,722
				20,896	(12)	$2,185,722
				266,693	(13)	$27,896,088
Kristian Talvitie Executive Vice President, Chief Financial Officer	7,315	(4)	$765,149	3,657	(7)	$382,522
	11,442	(5)	$1,196,833	8,075	(8)	$844,645
	13,582	(6)	$1,420,677	5,720	(9)	$598,312
				5,720	(10)	$598,312
				6,791	(11)	$710,339
				6,791	(12)	$710,339
Michael DiTullio President, Digital Thread	5,549	(4)	$580,425	2,774	(7)	$290,160
	10,561	(5)	$1,104,681	6,125	(8)	$640,675
	11,492	(6)	$1,202,063	5,280	(9)	$552,288
	4,833	(15)	$505,532	5,280	(10)	$552,288
	4,290	(17)	$448,734	5,746	(11)	$601,032
			$—	5,746	(12)	$601,032
Catherine Kniker Executive Vice President, Chief Strategy and Sustainability Officer	2,249	(4)	$235,245	3,134	(11)	$327,816
	3,520	(5)	$368,192	3,134	(12)	$327,816
	6,268	(6)	$655,633
	1,936	(14)	$202,506
	2,473	(16)	$258,676
	2,145	(17)	$224,367
Aaron von Staats Executive Vice President, General Counsel	3,940	(4)	$412,124	1,970	(7)	$206,062
	6,248	(5)	$653,541	4,349	(8)	$454,905
	9,403	(6)	$983,554	3,124	(9)	$326,770
				3,124	(10)	$326,770
				4,701	(11)	$491,725
				4,701	(12)	$491,725
Troy Richardson Former President, Digital Thread	17,593	(18)	$1,840,228	5,280	(9)	$552,288
	10,561	(5)	$1,104,681	5,280	(10)	$552,288
	16,716	(6)	$1,748,494	8,358	(11)	$874,247
				8,358	(12)	$874,247

2023 PROXY STATEMENT	59

EXECUTIVE COMPENSATION

(1)	The unvested restricted stock unit (RSU) awards shown in this column are subject to service-based vesting.
(2)	The market value of unvested RSUs was calculated as of September 30, 2022 based on the closing price of a share of our common stock on the NASDAQ Global Select Market on September 30, 2022 of $104.60.
(3)	The unvested RSUs shown in this column are subject to performance-based vesting.
(4)	FY20 service-based RSUs that vested on November 15, 2022.
(5)	FY21 service-based RSUs that vest in two equal installments on November 15, 2022 and 2023.
(6)	FY22 service-based RSUs that vest in three substantially equal installments on November 15, 2022, 2023 and 2024.
(7)	FY20 performance-based ARR RSUs that vested on November 15, 2022.
(8)	FY20 performance-based rTSR RSUs that vested on November 15, 2022.
(9)	FY21 performance-based AFCF RSUs that vest to the extent earned on each of November 15, 2022 and 2023.
(10)	FY21 performance-based rTSR RSUs that vest to the extent earned on each of November 15, 2022 and 2023.
(11)	FY22 performance-based AFCF RSUs that vest to the extent earned on each of November 15, 2022, 2023 and 2024.
(12)	FY22 performance-based rTSR RSUs that vest on November 15, 2024 to the extent earned for the three-year relative TSR performance period October 1, 2021 – September 30, 2024.
(13)	Performance-based retention RSUs that vest to the extent earned on November 15, 2021, 2022 and 2023.
(14)	Service-based retention RSUs that vest on February 15, 2023.
(15)	Service-based retention RSUs that vest on May 15, 2023.
(16)	Service-based retention RSUs that vest in two equal installments on June 15, 2023 and 2024.
(17)	Service-based retention RSUs that vest in three substantially equal installments on May 15, 2023, 2024, 2025.
(18)	Service-based new hire RSUs that vest in two substantially equal installments on November 15, 2022 and 2023.

60

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The following table shows the value realized by executive officers upon vesting of restricted stock units during 2022. None of the named executive officers owned or exercised options in 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
James Heppelmann President and Chief Executive Officer	295,077	$35,423,994
Kristian Talvitie Executive Vice President, Chief Financial Officer	46,405	$5,570,920
Michael DiTullio President, Digital Thread	47,466	$5,647,547
Catherine Kniker Executive Vice President, Chief Strategy and Sustainability Officer	9,148	$1,064,316
Aaron von Staats Executive Vice President, General Counsel	28,615	$3,435,231
Troy Richardson Former President, Digital Thread	22,755	$2,731,738

	Grant Date		Vest Date Share	James Heppelmann	Kristian Talvitie	Michael DiTullio	Catherine Kniker	Aaron von Staats	Troy Richardson
Grant Date	Share Value	Vest Date	Value	# RSUs	# RSUs	# RSUs	# RSUs	# RSUs	#RSUs
11/14/18	$85.17	15/11/21	$120.05	54,009		14,676	1,956	10,419
02/15/19	$91.93	15/02/22	$113.20				10
05/15/19	$87.07	15/11/21	$120.05		12,834
11/15/19	$74.09	15/11/21	$120.05				2,249
11/21/19	$75.08	15/11/21	$120.05	51,518	15,313	13,999		9,939
02/11/20	$86.08	15/02/22	$113.20				1,936
05/18/20	$68.97	15/05/22	$109.55			4,833
05/18/20	$68.97	15/11/21	$120.05		3,137
09/24/20	$80.28	15/11/21	$120.05	143,027
11/16/20	$98.52	15/11/21	$120.05						8,797
11/17/20	$99.13	15/11/21	$120.05	46,523	15,121	13,958	1,760	8,257	13,958
06/09/21	$134.74	15/06/22	$103.42				1,237

2023 PROXY STATEMENT	61

EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change in Control

We have agreements with our executive officers that provide the benefits described below in connection with certain terminations or a change in control of PTC. We describe our reasons for providing these benefits in COMPENSATION DISCUSSION AND ANALYSIS — Severance and Change in Control Arrangements.

To receive the payments and benefits described below, the executive must execute a release of claims against PTC. The executive also must continue to comply with the material terms of the agreement and the terms of the executive’s Non-Disclosure, Non-Competition and Invention Agreement with PTC, which remains in effect after the termination of the executive’s employment.

SUMMARY OF EXECUTIVE AGREEMENT TERMS REGARDING COMPENSATION ON CHANGE-IN-CONTROL AND CERTAIN TERMINATIONS

	Event or Circumstances of Termination or Event
Name	Termination without Cause or Voluntary Resignation at the Request of the Board		Termination for Cause or Other Voluntary Resignation	Change in Control	Termination without Cause or Resignation for Good Reason within 2 Years following a Change in Control	(1)	Disability or Death
James Heppelmann President & Chief Executive Officer
Base Salary	2x		—	—	3x		—
Target Bonus	2x	(2)	—	—	3x		—
Pro-Rated Target Bonus	—		—	1x Pro-Rated	—		—
Accelerated Equity	100%		—	—	100%		100% at Target
Benefits Continuation(3)	2x		—	—	2x		—
Payment Term	2 Years			Upon Event	Upon Event		Upon Event
Gross-Up Payment	—		—	—	—		—

All Other Named Executive Officers	Termination without Cause	Termination for Cause or Voluntary Resignation	Change in Control	Termination without Cause or Resignation for Good Reason within 2 Years following a Change in Control	(1)	Disability or Death
Base Salary	1x	—	—	1x		—
Target Bonus	1x	—	—	1x		—
Pro-Rated Target Bonus	—	—	1x Pro-Rated	—		—
Accelerated Equity	—	—	—	100%		100% at Target
Benefits Continuation(3)	1x	—	—	1x		—
Payment Term	Upon Event		Upon Event	Upon Event		Upon Event
Gross-Up Payment	—	—	—	—		—
(1)	Accelerated at greater of Target and estimated achievement at the time of the change in control.
(2)	An aggregate amount equal to two times the average of the annual incentive bonus, if any, paid to the Executive for the two fiscal years immediately preceding the fiscal year in which the termination occurs.
(3)	Continued participation in PTC’s medical, dental, vision and basic life insurance benefit plans or payment in lieu thereof if such participation is not permissible until the executive becomes eligible for such benefits under another employer’s plans.

62

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL HAD A TERMINATION EVENT OR A CHANGE-IN-CONTROL OCCURRED ON SEPTEMBER 30, 2022

	Event or Circumstances of Termination
Name	Termination without Cause or Voluntary Resignation at the Request of the Board in Connection with CEO Succession	Termination for Cause or Voluntary Resignation	Change in Control	Termination without Cause or Resignation for Good Reason within 2 Years following a Change in Control	Disability or Death
James Heppelmann President & Chief Executive Officer
Base Salary	$1,700,000	—	—	$2,550,000	—
Target Bonus	$881,000	—	—	$3,825,000	—
Pro-Rated Target Bonus	—	—	$1,275,000	—	—
Accelerated Equity(1)	$49,565,756	—	—	$57,781,199	$49,565,756
Benefits Continuation	$122,028	—	—	$122,028	—
Total	$52,268,784	$0	$1,275,000	$64,278,227	$49,565,756

	Event or Circumstances of Termination
Name(2)	Termination without Cause	Termination for Cause or Voluntary Resignation	Change in Control	Termination without Cause or Resignation for Good Reason within 2 Years following a Change in Control	Disability or Death
Kristian Talvitie Executive Vice President, Chief Financial Officer
Base Salary	$500,000	—	—	$500,000	—
Target Bonus	$500,000	—	—	$500,000	—
Pro-Rated Target Bonus	—	—	$500,000	—	—
Accelerated Equity(1)	—	—	—	$9,235,016	$7,227,128
Benefits Continuation	$45,081	—	—	$45,081	—
Total	$1,045,081	$0	$500,000	$10,280,097	$7,227,128

Michael DiTullio President, Digital Thread Business
Base Salary	$468,750	—	—	$468,750	—
Target Bonus	$451,963	—	—	$451,963	—
Pro-Rated Target Bonus	—	—	$451,963	—	—
Accelerated Equity(1)	—	—	—	$8,715,629	$7,734,542
Benefits Continuation	$54,913	—	—	$54,913	—
Total	$975,626	$0	$451,963	$9,691,255	$7,734,542

2023 PROXY STATEMENT	63

	Event or Circumstances of Termination
Name(2)	Termination without Cause	Termination for Cause or Voluntary Resignation	Change in Control	Termination without Cause or Resignation for Good Reason within 2 Years following a Change in Control	Disability or Death
Catherine Kniker Executive Vice President, Chief Strategy and Sustainability Officer
Base Salary	$400,000	—	—	$400,000	—
Target Bonus	$300,000	—	—	$300,000	—
Pro-Rated Target Bonus	—	—	$300,000	—	—
Accelerated Equity(1)	—	—	—	$2,744,491	$2,600,251
Benefits Continuation	$21,075	—	—	$21,075	—
Total	$721,075	$0	$300,000	$3,465,566	$2,600,251

Aaron von Staats Executive Vice President, General Counsel
Base Salary	$430,000	—	—	$430,000	—
Target Bonus	$323,000	—	—	$323,000	—
Pro-Rated Target Bonus	—	—	$323,000	—	—
Accelerated Equity(1)	—	—	—	$5,480,623	$4,347,176
Benefits Continuation	$47,797	—	—	$47,797	—
Total	$800,797	$0	$350,000	$6,281,420	$4,347,176
(1)	Equity is valued based on a closing stock price of $104.60 on September 30, 2022.
(2)	Mr. Richardson was not eligible for these benefits after May 2022.

64

CEO PAY RATIO

The Dodd-Frank Act requires us to disclose the annual total compensation of our median paid employee, the annual total compensation of our CEO and the ratio between the two. We used the median employee identified for 2020 and 2021 as there has been no change in our employee population or employee pay plans that would significantly change the pay ratio disclosure. We calculated the annual total compensation for this employee for 2022 using the same methodology used for our CEO set forth in the 2022 Summary Compensation Table in this proxy statement.

We determined that the total annual compensation for our CEO for 2022 was $12,887,115 and the total annual compensation of our median employee for 2022 was $143,681, resulting in a ratio of 90:1.

To put this ratio into context, we note that we have a worldwide employee population, with approximately 65% of our employees located outside the U.S. where the competitive amounts we pay differ by country and region. The competitive compensation rates we pay in those countries significantly impact the pay ratio.

We also note that the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have a different geographic distribution of employees, different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

2023 PROXY STATEMENT	65

Proposal 5

Advisory Vote on the Frequency of the Say-On-Pay Vote

We are seeking your preference as to the frequency of future stockholder advisory votes on the compensation of our named executive officers (the Say-on-Pay Vote described above in Proposal 4).

The Board of Directors recommends that you vote for ONE YEAR for the frequency of the Say-on-Pay Vote.

We are required by Section 14A of the Securities Exchange Act of 1934 to seek periodic advisory votes on how often there should be a say-on-pay vote. We are asking whether the say-on-pay vote should occur every year, every two years, or every three years.

Preferred Frequency of the Vote

We currently hold a say-on-pay vote every year because it enables stockholders to timely vote on executive pay and pay practices, which enables us to consider and respond to any concerns identified on a timely basis. Holding the vote every year has worked well for us and, we believe, for stockholders. Accordingly, the Board of Directors recommends a vote for a say-on-pay vote every year.

Vote Options
Current Frequency

1 Year	2 Years	3 Years

Board Recommendation

Effect of Frequency Vote

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory say-on-pay vote preferred by stockholders. This vote is advisory only and not binding on the company or the Board of Directors. However, the Board expects to consider the outcome of this vote when considering how frequently to seek future say-on-pay votes.

66

Proposal 6

Advisory Vote to Confirm the Selection of Pricewaterhousecoopers LLP as our Independent Registered Public Accounting Firm for 2023

We are asking stockholders to confirm the Audit Committee’s selection of PricewaterhouseCoopers LLP, a registered public accounting firm, as PTC’s independent registered public accounting firm for the fiscal year ending September 30, 2023.

Although stockholder confirmation of the selection of PricewaterhouseCoopers LLP is not required by law or our by-laws, and this vote is only advisory, the Board believes that it is advisable to give stockholders an opportunity to provide guidance on this selection. If this confirmation is not received, the Board will request that the Audit Committee reconsider its selection of PricewaterhouseCoopers LLP.

The Board of Directors recommends that you vote FOR the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023.

Engagement of Independent Auditor and Approval of Professional Services and Fees

The Audit Committee is responsible for the selection of independent auditor each year and has selected PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the current year. PwC has served in this role since 1992. Representatives of PwC attended all meetings of the Audit Committee in 2022.

Independence of PricewaterhouseCoopers LLP

In order to ensure continued auditor independence, the Audit Committee periodically considers whether there should be a rotation of our independent auditor. The Audit Committee concluded that many factors contribute to the continued support of PwC’s independence, including oversight by the Public Company Accounting Oversight Board (PCAOB) through the establishment of audit, quality, ethics, and independence standards in addition to conducting audit inspections; the mandating of reports on internal control over financial reporting; PCAOB requirements for audit partner rotation; and limitations imposed by regulation and by the Audit Committee on non-audit services provided by PwC. Under the auditor independence rules, PwC reviews its independence each year and delivers to the Audit Committee a letter addressing matters prescribed under those rules.

As part of ensuring audit quality, PwC lead audit partners and quality review partners are required to rotate off engagements every five years and other audit partners every seven years. The Audit Committee regards this required partner rotation as striking an appropriate balance between bringing “fresh eyes” to the audit and maintaining a deep understanding of our operations, in part, through continuity of other audit team members. The Audit Committee regards having an independent auditor with a thorough understanding of our operations and the complex accounting rules applicable to our operations as an important benefit of retaining PwC as the independent auditor. As an additional measure to ensure audit quality, PwC practice leaders use systems and processes to manage current and successor PwC audit partners’ portfolios, including understanding their skills and capacity to maintain audit quality.

Policy on Independent Auditor Audit and Non-Audit Services

The Audit Committee is responsible for approving all services to be provided by the independent auditor. Accordingly, the Audit Committee has adopted a policy for the engagement of the independent auditor that is intended to maintain the independent auditor’s independence from PTC. In adopting the policy, the Audit Committee considered

2023 PROXY STATEMENT	67

PROPOSAL 6: ADVISORY VOTE TO CONFIRM THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

the various services that the independent auditor has historically performed or may be asked to perform in the future. The Audit Committee has established, and monitors, limits on the amount of audit and non-audit services that we may obtain from PwC.

The policy:

Approves the performance by the independent auditor of certain types of services (principally audit-related and tax), subject to restrictions in some cases, based on the Audit Committee’s determination that engaging the auditor for such services would not be likely to impair the independent auditor’s independence from PTC.

Requires that management obtain the specific prior approval of the Audit Committee for each engagement of the independent auditor to perform other types of permitted services.

Prohibits the performance by the independent auditor of certain types of services due to the likelihood that its independence would be impaired.

Sets an aggregate expenditure limitation on fees for approved services and provides for fee caps on certain categories of approved services that may not be exceeded without the prior approval of the Audit Committee.

Any approval required under the policy must be given by the Audit Committee, by the Chairman of the Audit Committee in office at the time, or by any other Audit Committee member to whom the Audit Committee has delegated that authority. The Audit Committee does not delegate its responsibilities to approve services performed by the independent auditor to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of any engagement of the independent auditor is whether the services to be performed, the compensation to be paid therefor and other related factors are consistent with the independent auditor’s independence under guidelines of the Securities and Exchange Commission, the Public Company Accounting Oversight Board, and applicable professional standards.

The Audit Committee considers:

Whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of PTC’s financial statements;

Whether the independent auditor would be functioning in the role of management or in an advocacy role;

Whether performance of the service by the independent auditor would enhance PTC’s ability to manage or control risk or improve audit quality;

Whether performance of the service by the independent auditor would increase efficiency because of the auditor’s familiarity with PTC’s business, personnel, culture, systems, risk profile and other factors; and

Whether the amount of fees involved, or the proportion of the total fees payable for tax and other non-audit services, would tend to reduce the independent auditor’s ability to exercise independent judgment in performing the audit.

PwC Services and Fees

The table below shows the fees we paid for professional services rendered by PricewaterhouseCoopers LLP for 2022 and 2021. All the fees disclosed below were pre-approved by the Audit Committee in accordance with the policy described above.

PRICEWATERHOUSECOOPERS LLP SERVICES AND FEES

Type of Professional Service	2022	2021
Audit Fees	$2,842,754	$2,846,229
Audit-Related Fees	$53,258	$31,417
Tax Fees(1)	$2,154,417	$2,264,445
All Other Fees(2)	$900	$900
(1)	Fees for tax compliance and tax planning and tax advice services, as follows:

68

PROPOSAL 6: ADVISORY VOTE TO CONFIRM THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

Type of Tax Service	2022	2021
Tax Preparation and Related Compliance Services (Preparation of Tax Returns, Claims for Refunds, and Tax Payment Planning Services)	$754,417	$564,445
Other Tax Services (Tax Planning and Advice Services and Assistance with Tax Audits)	$1,400,000	$1,700,000
Total	$2,154,417	$2,264,445
(2)	Fees for accounting research and compliance software.

Report of the Audit Committee

The Audit Committee:

Reviewed and discussed the audited financial statements for FY2022 with management and with PricewaterhouseCoopers LLP;

Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the U.S. Securities and Exchange Commission and the Public Company Accounting Oversight Board;

Discussed with PricewaterhouseCoopers LLP its independence from PTC and its management, including the matters in the letter and written disclosures received from PricewaterhouseCoopers LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence; and

Considered whether the independent auditor’s provision of the non-audit related services to PTC that are described above is compatible with maintaining independence.

Based on the Audit Committee’s review and discussions with management and PricewaterhouseCoopers LLP and the Audit Committee’s review of the independent auditor’s report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in PTC’s Annual Report on Form 10-K for the year ended September 30, 2022 filed with the Securities and Exchange Commission.

Audit Committee

Paul Lacy, Chair
Corinna Lathan
Robert Schechter

Attendance at the Annual Meeting

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions from stockholders.

2023 PROXY STATEMENT	69

INFORMATION ABOUT PTC COMMON STOCK OWNERSHIP

Stockholders that Own at least 5% of PTC

The following table shows all persons we believe to be beneficial owners of more than 5% of PTC common stock as of November 30, 2022. “Beneficial owners” of PTC common stock are those who have the power to vote or to sell that stock. Our information is based in part on reports filed with the Securities and Exchange Commission (SEC) by the firms listed in the table below. If you wish, you may obtain these reports from the SEC.

Stockholder	Number of Shares Beneficially Owned	(1)	Percentage of Common Stock Outstanding (2)
The Vanguard Group	11,939,614	(3)	10.11%
100 Vanguard Boulevard
Malvern, PA 19355
BlackRock, Inc.	8,719,982	(4)	7.38%
55 East 52nd Street
New York, NY 10055
Rockwell Automation, Inc.	8,397,998	(5)	7.11%
1201 South Second Street
Milwaukee, WI 53204

(1)	Shares beneficially owned based on information available to us and applicable regulations. This does not constitute an admission by any stockholder that such stockholder beneficially owns the shares listed.

(2)	For purposes of determining the percentage of common stock outstanding, the number of shares deemed outstanding consists of the 118,154,122 shares outstanding as of November 30, 2022.

(3)	As reported on Schedule 13G filed February 10, 2022, The Vanguard Group is an investment adviser that has shared voting power over 180,787 of such shares, sole dispositive power over 11,498,472 of such shares and shared dispositive power over 441,142 of such shares.

(4)	As reported on Schedule 13G filed February 1, 2022, BlackRock, Inc. is a parent holding company that has beneficial ownership of the shares reported through its subsidiaries. BlackRock has sole voting power over 7,745,312 of such shares and sole dispositive power over all 8,719,982 shares.

(5)	As reported on a Form 4 filed on December 1, 2022. Rockwell Automation Inc. has sole voting and dispositive power over all 8,397,998 shares.

70

INFORMATION ABOUT PTC COMMON STOCK OWNERSHIP

Stock Owned by Directors and Officers

The following table shows the PTC common stock beneficially owned by PTC’s current directors and named executive officers, as well as all current directors and executive officers as a group, as of November 30, 2022.

Director or Executive Officer	Number of Shares Beneficially Owned	(1)	Percentage of Common Stock Outstanding (2)
Mark Benjamin	3,023		—
Janice Chaffin	52,155		0.04%
Amar Hanspal	—		—
Klaus Hoehn	35,496		0.03%
Michal Katz	—		—
Paul Lacy	66,555		0.06%
Corinna Lathan	7,983		0.01%
Blake Moret	8,410,822	(3)	7.12%
Robert Schechter	62,765		0.05%
James Heppelmann	930,667		0.79%
Kristian Talvitie	69,904		0.06%
Michael DiTullio	77,040		0.07%
Catherine Kniker	10,472		0.01%
Aaron von Staats	32,040		0.03%
All directors, nominees for director, and current executive officers as a group (14 persons)	9,758,922	(3)	8.26%

(1)	Shares beneficially owned based on information available to us and applicable regulations. This does not constitute an admission by any stockholder that such stockholder beneficially owns the shares listed. Unless otherwise indicated, each stockholder has sole voting and investment power over the shares listed.

(2)	For purposes of determining the percentage of common stock outstanding held by any person, the number of shares deemed outstanding consists of the 118,154,122 shares outstanding as of November 30, 2022, and any shares subject to RSUs held by the person that vest on or before January 29, 2023.

(3)	8,397,998 of the shares shown are held by Rockwell Automation, Inc. Mr. Moret is the Chief Executive Officer and Chairman of the Board of Directors of Rockwell Automation and, in these capacities, may be deemed to share voting and dispositive power with respect to the securities held by Rockwell Automation. Mr. Moret disclaims beneficial ownership of the securities held by Rockwell Automation, and the inclusion of these securities in this proxy statement shall not be deemed an admission by Mr. Moret of beneficial ownership of these shares for any purpose.

2023 PROXY STATEMENT	71

TRANSACTIONS WITH RELATED PERSONS

Review of Transactions with Related Persons

We have a written policy regarding the review, approval and ratification of transactions involving related persons. Related persons include our directors, executive officers and persons or entities that beneficially own more than 5% of our outstanding common stock and their respective immediate family members as defined in applicable SEC regulations.

Our Audit Committee is responsible for reviewing and approving or ratifying any related party transaction exceeding a specified threshold (unless such transaction involves the compensation of an executive officer whose compensation is reviewed and approved by the Compensation Committee). In reviewing such transactions, the Audit Committee considers whether:

the transaction has an appropriate business purpose,
the terms of the transaction are not less favorable to PTC than those that could be obtained from an unrelated third party, it is necessary or desirable for PTC to enter into the transaction at that time, the amount of consideration to be paid or received by PTC is appropriate, and entering into the transaction with the related person rather than an independent third party is desirable.

All related person transactions described below were reviewed and approved by the Audit Committee or the Compensation Committee in accordance with such policy.

Transactions with Related Persons

Howard Heppelmann, our Divisional Vice President, IoT, is the brother of James Heppelmann, our President and Chief Executive Officer. Howard Heppelmann is not an executive officer of PTC. For 2022, he earned a salary of $300,031, an incentive bonus of $181,778, and was granted $399,815 worth of service-based RSUs. The amounts paid were commensurate with those of his peers.

72

STOCKHOLDER PROPOSALS AND NOMINATIONS

How to Submit a Proposal

We plan to hold the 2024 Annual Meeting of Stockholders on February 14, 2024.

If you wish to nominate a person for election as a director or make another proposal for consideration at the 2024 Annual Meeting, you must give written notice to us between August 25, 2023, and September 24, 2023 and include the information required by our By-Laws. The information required by our By-Laws with respect to director nominations is described below. Securities Exchange Act Rule 14a-19(b) requires additional information be included in director nomination notices, including a statement that the shareholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If any change occurs with respect to such shareholder’s intent to solicit the holders of shares representing at least 67% of such voting power, such shareholder must notify PTC promptly.

In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some proposals may be included in our proxy statement and proxy card. If you desire that such a proposal be included in our proxy statement and proxy card, you must give written notice to us no later than August 3, 2023.

Your written proposal must be sent to:	AARON C. VON STAATS
Secretary
PTC Inc.
121 Seaport Boulevard Boston, Massachusetts 02210

In order to limit controversy as to the date on which PTC receives a proposal, you should submit your proposal by Certified Mail-Return Receipt Requested.

Information to be Provided in Connection with Director Nominations under Our By-Laws

If you wish to recommend a person for election as a director, your proposal should include the information described below and a brief statement describing the reasons you believe the person would be an effective director for PTC.

Candidates recommended by stockholders are reviewed in the same manner and using the same general criteria as candidates recommended by the Nominating Committee and/or the Board.

Information about the Director Nominee

You must provide the following information about the director nominee:

The name, age, and business and residence addresses of the person,
The principal occupation or employment of the person for the past five years, as well as information about any other board of directors and board committee on which the person has served during that period,
The number of shares of PTC stock, if any, beneficially owned by the person,
Whether or not the person is currently “independent” from PTC under the independence standards of the NASDAQ Stock Market and all facts that currently prevent the person from being independent under such standards, if applicable, and
Any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

2023 PROXY STATEMENT	73

STOCKHOLDER PROPOSALS AND NOMINATIONS

Information about the Nominating Stockholder

You must provide the following information about yourself:

Your name and record address and the name and address of the beneficial owner of our shares, if any, on whose behalf the proposal is made,
A description of all familial, compensatory, financial and/or other relationships, arrangements, and transactions, existing at any time within the preceding three years or currently proposed, between the director nominee and you or the beneficial owner of our shares on whose behalf the proposal is made, if any, or any of your or their respective affiliates and associates, and
The details of all the following that are held and/or beneficially owned, directly or indirectly, including through any entity, by you and by such beneficial owner, if any:
The number of shares of PTC stock,
Any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to PTC stock or with a value derived in whole or in part from the value of PTC stock, whether or not such instrument or right is subject to settlement in PTC stock or otherwise (a “derivative instrument”) and any other direct or indirect opportunity of any such person to profit or share in any profit derived from any increase or decrease in the value of PTC stock,
Any proxy, contract, arrangement, understanding, or relationship pursuant to which you or such other beneficial owner, if any, has a right to vote any shares of PTC stock,
Any short interest in PTC stock (that is, if you directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, could profit or share in any profit derived from any decrease in the value of PTC stock),
Any rights to dividends on PTC stock that are separated or separable from PTC stock, and
Any performance-related fees (other than an asset-based fee) that you or such beneficial owner, if any, is entitled to, based on any increase or decrease in the value of PTC stock or derivative instruments, if any, as of the date of your notice, including without limitation any such interest held by members of your immediate family sharing the same household.

The Nominating Committee may require any proposed nominee to furnish such other information as it may reasonably require to determine the proposed nominee’s eligibility, or lack thereof, to serve as a director of PTC.

74

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Proposals to Be Voted on at the Meeting and Voting Standard

Proposal	Board Recommendation	Vote Required(1)	Broker Discretionary Voting Allowed
Elect nine directors to serve until the 2024 Annual Meeting of Stockholders	FOR	Plurality(2)	No
Approve an increase of 6,000,000 shares for issuance under the 2000 Equity Incentive Plan	FOR	Majority Votes Cast	No
Approve an increase of 2,000,000 shares under the 2016 Employee Stock Purchase Plan	FOR	Majority Votes Cast	No
Advisory vote to approve the compensation of our named executive officers (say-on-pay)	FOR	Majority Votes Cast	No
Advisory vote on the frequency of the Say-on Pay Vote	1 Year	Majority Votes Cast	No
Advisory vote to confirm the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year	FOR	Majority Votes Cast	Yes
(1)	Plurality means that the nominees for director receiving the greatest number of votes will be elected. Majority means that a proposal that receives an affirmative majority of the votes cast will be approved. Broker Discretionary Voting occurs when a broker does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal on which it is permitted to vote.
(2)	PTC has a majority voting policy under which a director who receives more “Withhold” votes than “For” votes is required to tender his or her resignation and the Corporate Governance Committee is required to evaluate the proposed resignation and announce its decision with respect to such resignation.

Effect of Abstentions and Broker Non-Votes

If you abstain from voting on any of the proposals, or if your broker or bank does not vote on any proposal because it has not received instructions from you and is not permitted to vote in its discretion (a broker non-vote), it will not count as a vote for or against any proposal.

Voting by Proxy

You may vote by proxy using the Internet by following the instructions on your notice or proxy card. If you requested a printed set of materials, you may also vote by telephone or by mail by following the instructions on the proxy card.

Voting methods differ depending on whether you are a registered stockholder (that is, you hold your stock in your own name) or you hold your shares in “street name” (that is, in the name of a brokerage firm or bank that holds your securities account). In either case, you must follow the procedures described on your notice or proxy card.

When you vote, you are giving your “proxy” to the individuals we have designated to vote your shares at the meeting as you direct. If you do not make specific choices, they will vote your shares in accordance with the Board’s recommendations as set forth above. If any matter not listed in the Notice of Meeting is properly presented at the Annual Meeting, they will vote your shares in accordance with their best judgment. As of the date hereof, we knew of no matters that needed to be acted on at the meeting other than as discussed in this proxy statement.

2023 PROXY STATEMENT	75

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Whether you plan to attend the Annual Meeting or not, we encourage you to vote promptly. Voting promptly will not affect your right to attend the Annual Meeting. If you wish to vote at the Annual Meeting despite having voted previously, you may do so by following the procedure described below under Revoking Your Proxy.

Revoking Your Proxy

You may change your vote after you have voted and up to the time of voting at the Annual Meeting of Stockholders as described below.

If you hold your shares in “street name” (that is, through a brokerage account), you must follow the procedures required by the brokerage firm or other firm through which you hold your shares to revoke your proxy. You should contact that firm directly for more information on those procedures.

If you are a registered holder (that is, you hold your shares directly and not through a brokerage account), you may revoke your proxy by following any of these procedures:

Vote again using the same method you used to vote your shares (which will supersede your earlier vote);
Send a letter revoking your proxy to PTC’s Secretary at the address indicated under “Stockholder Proposals and Nominations;” or
Attend the Annual Meeting, notify us in writing that you are revoking your proxy and vote in person.

Attendance at the Annual Meeting

As a stockholder of PTC, you may attend the Annual Meeting in person. If you wish to attend the Annual Meeting, whether you intend to vote at the meeting or not, you must provide a government issued document that identifies you (such as a Driver’s License or Passport) and, if you are not a registered holder but hold your shares in “street name” through a brokerage account, appropriate evidence that indicates you held PTC stock on the record date, December 9, 2022. If you plan to vote at the Annual Meeting and hold your shares in “street name,” you will need to obtain a legal proxy from the brokerage firm to enable you to vote at the Annual Meeting.

Confidentiality of Voting and Tabulation of the Votes

We keep all the proxies, ballots and voting tabulations confidential. Broadridge Financial Solutions, Inc. acts as tabulator and will forward to management any written comments that you make on the proxy card without providing your name.

76

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Announcement of Voting Results

We will provide the voting results in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days after the Annual Meeting.

Costs of Soliciting Proxies

PTC will pay all the costs of soliciting proxies. In addition to mailing the notices and providing these proxy materials, our directors and employees may solicit proxies by telephone or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees, and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Questions

If you have any questions about the Annual Meeting or your ownership of PTC common stock, please contact PTC Investor Relations by telephone at (781) 370-5000 or email at Investor@ptc.com.

By Order of the Board of Directors,

AARON C. VON STAATS

Secretary

December 23, 2022

2023 PROXY STATEMENT	77

OBTAINING A COPY OF OUR ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended September 30, 2022, was made available with this proxy statement. You may obtain another copy of our Annual Report on Form 10-K free of charge on our website at www.ptc.com or by contacting PTC Investor Relations at:

Investor Relations PTC Inc. 121 Seaport Boulevard Boston, MA 02210	Phone: (781) 370-5000 Email: investor@ptc.com

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our executive officers and directors and other persons who beneficially own more than 10% of a registered class of our equity securities file with the SEC reports of ownership and reports of changes in ownership of shares and other equity securities. Such executive officers and directors and other persons who beneficially own more than 10% of a registered class of our equity securities are required by the SEC to furnish us with copies of all such ownership reports filed by such reporting persons.

Based solely on our review of such reports furnished to us or written representations provided to us by the reporting persons, we believe that all applicable ownership reporting requirements were complied with in the year ended September 30, 2022, except that one Form 4, covering two equity grants made on February 15, 2022 after her designation as a Section 16 officer, was filed late by Ms. Kniker due to a minor delay obtaining EDGAR filing codes due the COVID-19 pandemic.

78

APPENDIX A

2000 Equity Incentive Plan

As amended

1. Purpose.

The purpose of the PTC Inc. 2000 Equity Incentive Plan (the “Plan”) is to attract and retain directors and key employees and consultants of the Company and its Affiliates, to provide an incentive for them to achieve performance goals, and to enable them to participate in the growth of the Company by granting Awards with respect to the Company’s Common Stock. Certain capitalized terms used herein are defined in Section 9 below.

2. Administration.

The Plan shall be administered by the Committee; provided, that the Board may in any instance perform any of the functions of the Committee hereunder. The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee’s decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

3. Eligibility.

All directors and all employees and consultants of the Company or any Affiliate capable of contributing to the successful performance of the Company are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

4. Stock Available for Awards.

(a) Amount. Up to an aggregate of 50,300,000 shares of Common Stock, subject to adjustment under subsection (b), may be issued pursuant to Awards, including Incentive Stock Options, under the Plan. If any Award expires or is terminated unexercised or is forfeited, the shares subject to such Award, to the extent of such expiration, termination, or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist of authorized but unissued shares or treasury shares.

(b) Adjustment. In the event of any equity restructuring, whether a stock dividend, recapitalization, split-up or combination of shares, or otherwise, affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards and (iii) the exercise price with respect to any of the foregoing, provided that the number of shares subject to any Award shall always be a whole number.

(c) Limit on Individual Grants. Subject to adjustment under subsection (b) above, the maximum number of shares of Common Stock that are either subject to Options and Stock Appreciation Rights or are granted as Restricted Stock Units, Restricted Stock, or unrestricted stock Awards with respect to which Performance Goals apply that may be granted to any Participant in the aggregate in any fiscal year shall not exceed 800,000.

2023 PROXY STATEMENT	79

APPENDIX A

5. Stock Options.

(a) Grant of Options. Subject to the provisions of the Plan, the Committee may grant options (“Options”) to purchase shares of Common Stock (i) complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder (“Incentive Stock Options”) and (ii) not intended to comply with such requirements (“Nonstatutory Stock Options”). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. No Incentive Stock Option may be granted hereunder more than ten years after the effective date of the Plan.

(b) Terms and Conditions. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state laws, as it considers necessary or advisable.

(c) Payment. No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the grant of the Option, by delivery of shares of Common Stock owned by the optionee valued at their Fair Market Value on the date of delivery, or such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Committee may determine.

6. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price (“Stock Appreciation Rights” or “SARs”). The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock.

(b) Exercise Price. The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined. A SAR may not have an exercise price less than 100% of the Fair Market Value of the Common Stock on the date of the grant.

7. Stock and Stock Unit Awards.

(a) Grant of Restricted or Unrestricted Stock Awards. The Committee may grant shares of Common Stock subject to forfeiture (“Restricted Stock”) and determine the duration of the period (the “Restricted Period”) during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary. The Committee also may make Awards of shares of Common Stock that are not subject to restrictions or forfeiture, on such terms and conditions as the Committee may determine from time to time.

(b) Grant of Restricted Stock Units. The Committee may grant the right to receive in the future shares of Common Stock subject to forfeiture (“Restricted Stock Units”) and determine the duration of the Restricted Period during which, and the conditions under which, the Award may be forfeited to the Company and the other terms and conditions of such Awards. Restricted Stock Unit Awards shall constitute an unfunded and unsecured obligation of the Company, and shall be settled in shares of Common Stock or cash, as determined by the Committee at the time of grant or thereafter. Such Awards shall be made in the form of units with each unit representing the equivalent of one share of Common Stock.

80

APPENDIX A

(c) Performance Goals; Consideration. In addition to service and service-related conditions, the Committee may establish performance goals, criteria, and measures with respect to the grant, vesting, and/or forfeiture of Awards (“Performance Goals”). Shares of Restricted Stock or unrestricted stock or Restricted Stock Units may be issued for no cash consideration, such minimum consideration as may be required by applicable law, or such other consideration as the Committee may determine.

8. General Provisions Applicable to Awards.

(a) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles. No Award to any Participant subject to United States income taxation shall provide for the deferral of compensation that does not comply with Section 409A of the Code.

(b) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

(c) Dividends. In no event shall dividends or dividend equivalents accumulate or be paid with respect to any unvested portion of an Award or with respect to any Option, whether vested or unvested. Notwithstanding any other provision of this Plan, this Section 8(c) may be amended only with the approval of the stockholders of the Company.

(d) Termination of Service. The Committee shall determine the effect on an Award of the disability, death, retirement, or other termination of service of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

(e) Change in Control. In order to preserve a Participant’s rights under an Award in the event of a Change in Control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take such actions, including without limitation one or more of the following: (i) providing for the acceleration of any time period relating to the exercise or payment of the Award, (ii) providing for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the Change in Control, whereupon the Award shall terminate, (iii) adjusting the terms of the Award in a manner determined by the Committee to reflect the Change in Control, or (iv) causing the Award to be assumed, or new rights substituted therefor, by another entity, as the Committee may consider equitable to Participants and in the best interests of the Company. For the purposes hereof, a “Change in Control” means the occurrence of any of the following events: (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities (other than as a result of acquisitions of such securities from the Company); (ii) individuals who constitute the Board as of November 9, 2022 (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes hereof, considered to be a member of the Incumbent Board; (iii) the consummation of a merger, share exchange or consolidation of the Company or any subsidiary of the Company with any other entity (each a “Business Combination”), other than (A) a Business Combination that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities

2023 PROXY STATEMENT	81

APPENDIX A

of another entity) beneficial ownership, directly or indirectly, of a majority of the combined voting power of the Company or the surviving entity (including any person that, as a result of such transaction, owns all or substantially all of the Company’s assets either directly or through one or more subsidiaries) outstanding immediately after such Business Combination or (B) a merger, share exchange or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined above) is or becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; (iv) the sale or disposition by the Company of all or substantially all of the Company’s assets; or (v) the liquidation or dissolution of the Company.

(f) Transferability. The Committee shall not make or allow any Award to be transferable by the Participant, provided that nothing herein shall be deemed to limit the right of a Participant to transfer shares of stock upon which the restrictions have lapsed or shares issued upon the vesting or exercise, as applicable, of an Award.

(g) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Participant hereunder or otherwise. In the Committee’s discretion, the minimum tax obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

(h) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

(i) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including without limitation changing the date of exercise or realization, causing the Award to be assumed by another entity, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required (a) if such action would terminate, or reduce the number of shares issuable under, an Option, unless any time period relating to the exercise of such Option or the eliminated portion, as the case may be, is accelerated before such termination or reduction, in which case the Committee may provide for the Participant to receive cash or other property equal to the net value that would be received upon exercise of the terminated Option or the eliminated portion, as the case may be, and (b) in any other case, unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant. The Committee shall not, without further approval of the stockholders of the Company, authorize the amendment of any outstanding Option to reduce the exercise price. Furthermore, no Option shall be canceled in exchange for cash or replaced with Options having a lower exercise price without approval of the stockholders of the Company.

9. Certain Definitions.

“Affiliate” means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Common Stock, or Restricted Stock Unit granted under the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Committee” means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. Unless otherwise determined by the Board, if a Committee is authorized to grant Awards to a Reporting Person, each member shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

“Common Stock” or “Stock” means the Common Stock, $.01 par value, of the Company.

82

APPENDIX A

“Company” means PTC Inc., a Massachusetts corporation.

“Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant’s estate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

“Fair Market Value” means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

“Participant” means a person selected by the Committee to receive an Award under the Plan.

“Reporting Person” means a person subject to Section 16 of the Exchange Act.

10. Miscellaneous.

(a) No Right to Employment. No person shall have any claim or right to be granted an Award. Each employee of the Company or any of its Affiliates is an employee-at-will (that is to say that either the Participant or the Company or any Affiliate may terminate the employment relationship at any time for any reason or no reason at all) unless and only to the extent provided in a written employment agreement for a specified term executed by the chief executive officer of the Company or his duly authorized designee or the authorized signatory of any Affiliate. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall confer upon any employee or consultant of the Company or of any Affiliate any right with respect to the continuance of his/her employment by or other service with the Company or any such Affiliate nor shall they interfere with the rights of the Company (or Affiliate) to terminate any employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any employee from one position to another within the Company or any Affiliate.

(b) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

(c) Effective Date. The “effective date” of the Plan, from time to time, shall be the most recent date that the Plan was adopted or that it was approved by the stockholders, if earlier (as such terms are used in the regulations under Section 422 of the Code).

(d) Amendment of Plan. The Board may amend, suspend, or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement.

(e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

2023 PROXY STATEMENT	83

APPENDIX B

2016 Employee Stock Purchase Plan

As amended

1. Purpose.

This 2016 Employee Stock Purchase Plan (the “Plan”) is adopted by PTC Inc. (the “Company”) to provide Eligible Employees who wish to become shareholders of the Company an opportunity to purchase shares of Common Stock, par value $.01 per share, of the Company (“Common Stock”). The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423; provided that, if and to the extent authorized by the Board, the fact that the Plan does not comply in all respects with the requirements of Section 423 shall not affect the operation of the Plan or the rights of Employees hereunder.

2. Certain Definitions.

As used in this Plan:

(a) “Board” means the Board of Directors of the Company, and “Committee” means the Compensation Committee of the Board or such other committee as the Board may appoint from time to time to administer the Plan.

(b) “Compensation” means the base wages paid to an Employee by the Company or a Subsidiary in accordance with established payroll procedures.

(c) “Coordinator” means the officer of the Company or other person charged with day-to-day supervision of the Plan as appointed from time to time by the Board or the Committee.

(d) “Eligible Employee” with respect to any Offering hereunder means any Employee who, as of the Offering Commencement Date for such Offering, would not, immediately after any right to acquire Shares in such Offering is granted, own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary corporation, determined in accordance with Section 423.

(e) “Employee” means an employee (as that term is used in Section 423) of the Company or any of its Subsidiaries. Employees shall not include individuals classified as independent contractors.

(f) “Exercise Price” means the purchase price of a share of Common Stock hereunder as provided in Section 6 below.

(g) “Fair Market Value” of a Share means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange, Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) on such exchange (or, if more than one, the principal exchange) on the date of determination, as reported by such exchange;

(ii) If the Common Stock is not listed on any established stock exchange but is traded over the counter, Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) In the absence of an established market for the Common Stock, Fair Market Value shall be determined in good faith by the Committee.

(h) “Offering” is an offering of Shares pursuant to Section 5 of the Plan.

(i) “Offering Commencement Date” means the date on which an Offering under the Plan commences, and “Offering Termination Date” means the date on which an Offering under the Plan terminates.

84

APPENDIX B

(j) “Participant” means an Eligible Employee who elects to participate in the Plan.

(k) “Purchase Date” means each date on which the rights granted under the Plan may be exercised for the purchase of Shares.

(l) “Option” means the right to purchase Shares pursuant to the Plan during each Offering.

(m) “Section 423” and subdivisions thereof refer to Section 423 of the Code or any successor provision(s).

(n) “Shares” means the shares of Common Stock issuable under the Plan.

(o) “Subsidiary” means a subsidiary corporation, as defined in Section 424 of the Code, of the Company the Employees of which are designated by the Board of Directors or the Committee as eligible to participate in the Plan.

3. Administration of the Plan.

The Committee shall administer, interpret and apply all provisions of the Plan as it deems necessary or appropriate, subject, however, to the final jurisdiction of the Board of Directors. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan. The Board may in any instance perform any of the functions of the Committee hereunder. The Committee may delegate administrative responsibilities to the Coordinator, who shall, for matters involving the Plan, be an ex officio member of the Committee. Determinations made by the Committee and approved by the Board of Directors with respect to any provision of the Plan or matter arising in connection therewith shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. The Company shall pay all expenses incurred in the administration of the Plan. No member of the Board or Committee shall be liable for any action or determination made in good faith with respect to the Plan.

4. Shares Subject to the Plan.

(a) Subject to adjustment as set forth herein, the maximum aggregate number of Shares that may be purchased upon exercise of Options granted under the Plan shall be 4,000,000. Shares made available for sale under the Plan may be authorized but unissued stock or reacquired stock, as the Committee shall determine.

(b) Appropriate adjustments in such amount, the number of Shares covered by outstanding Options granted hereunder, the securities that may be purchased hereunder, the Exercise Price, and the maximum number of Shares or other securities that an employee may purchase (pursuant to Section 8 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan; provided that any fractional Share otherwise issuable hereunder as a result of such an adjustment shall be adjusted downward to the nearest full Share.

(c) In the event of a consolidation or merger in which the Company is not the surviving corporation or in the event of the sale or transfer of substantially all the Company’s assets, all outstanding rights to purchase Shares will terminate, provided that prior to the effective date of any such merger, consolidation or sale of assets, the Committee may, in its sole discretion (i) refund all accumulated payroll deductions and cancel all outstanding Options, or (ii) accelerate the Purchase Date to a date established by the Board on or before the date of consummation of such merger, consolidation or sale, and all outstanding Options will be exercised on such date, or (iii) if there is a surviving corporation or acquiring corporation, arrange to have that corporation or an affiliate of such corporation assume the Options or grant to the participants an equivalent Option having equivalent terms and conditions as determined by the Committee.

(d) If for any reason any Option under the Plan terminates in whole or in part, Shares subject to such terminated Option may again be subjected to an Option under the Plan.

2023 PROXY STATEMENT	85

APPENDIX B

5. Offerings; Participation.

(a) From time to time, the Company, by action of the Committee, will grant an Option to purchase Shares to Eligible Employees pursuant to one or more Offerings; provided that the Committee may establish administrative rules requiring that an Eligible Employee be employed by the Company or any of its Subsidiaries for a minimum period prior to the Offering Commencement Date to be eligible to participate with respect to the Offering beginning on that Offering Commencement Date. Each Offering shall have an Offering Commencement Date, an Offering Termination Date, and one or more Purchase Dates as designated by the Committee. No Offering may last longer than twenty-seven (27) months or such longer period as may then be consistent with Section 423. The Committee may limit the number of Shares issuable in any Offering, either before or during such Offering; provided, however, that in no event may a Participant purchase more than 1,500 Shares in any one Offering.

(b) Participation in each Offering shall be limited to Eligible Employees (in accordance with any administrative rules established by the Committee) who elect to participate in such Offering in the manner, and within the time limitations, established by the Committee. No person otherwise eligible to participate in any Offering under the Plan shall be entitled to participate if he or she has elected not to participate. Any such election not to participate may be revoked only with the consent of the Committee. A Participant may elect to have payroll deductions made on each pay day or other contributions (to the extent permitted by the Committee) made during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which the Participant receives for the year. Amounts deducted from Participant’s Compensation by payroll deduction shall be credited to a separate bookkeeping account established and maintained by the Company in the name of each Participant. No interest shall be paid upon payroll deductions or other amounts held hereunder (whether or not used to purchase Shares) unless specifically provided for by the Committee. All payroll deductions and other amounts received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such amounts.

(c) A Participant who has elected to participate in an Offering may make such changes in the level of payroll deductions as the Committee may permit from time to time, or may withdraw from such Offering, by giving written notice to the Company before any Purchase Date. No Participant who has withdrawn from participating in an Offering may resume participation in the same Offering, but he or she may participate in any subsequent Offering if otherwise eligible.

(d) Upon termination of a Participant’s employment for any reason, including retirement, disability or death, while in the employ of the Company or a Subsidiary, such Participant will be deemed to have withdrawn from participation in all pending Offerings.

(e) Notwithstanding any provisions in the Plan to the contrary, the Committee may allow Eligible Employees to participate in the Plan through cash, check or other means instead of payroll deductions if payroll deductions are not permitted under applicable local law.

6. Exercise Price.

The Exercise Price for each Option shall be eighty-five percent (85%) of the Fair Market Value of a Share on (a) the respective Offering Commencement Date or (b) the respective Purchase Date, whichever is lower; provided, however, that the Committee may change the Exercise Price with respect to any Offering.

86

APPENDIX B

7. Exercise of Options; Method of Payment.

(a) Subject to any applicable limitation on purchases under the Plan, and unless the Participant has previously withdrawn from the respective Offering, Options granted to a Participant will be exercised automatically on the Purchase Date of the respective Offering coinciding with the Offering Termination Date, for the purchase of the number of whole Shares that may be purchased at the applicable Exercise Price with the accumulated payroll deductions or other amounts contributed by such Participant as of the respective Purchase Date. Fractional Shares will not be issued under the Plan, and any amount that would otherwise have been applied to the purchase of a fractional Share shall be repaid to the Participant within a reasonable time thereafter. The Company will deliver to each Participant the shares of Common Stock purchased within a reasonable time after the Purchase Date using such means as may be determined by the Committee.

(b) Any amounts withheld from the Participant’s Compensation or contributed by Participant that are not used for the purchase of Shares, whether because of such Participant’s withdrawal from participation in an Offering (voluntarily, upon termination of employment, or otherwise) or for any other reason, shall be repaid to the Participant or his or her Designated Beneficiary or legal representative, as applicable, within a reasonable time thereafter.

(c) The Company’s obligation to offer, sell and deliver Shares under the Plan at any time is subject to (i) the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange or securities market on which the Common Stock is then listed, and (iii) compliance, in the opinion of the Company’s counsel, with all applicable federal and state securities and other laws.

8. Limitations on Purchase Rights.

(a) Any provision of the Plan or any other employee stock purchase plan of the Company or any subsidiary (collectively, “Other Plans”) to the contrary notwithstanding, no Eligible Employee shall be granted an option to purchase Common Stock (or other stock of the Company and any subsidiary) under the Plan and all Other Plans at a rate that exceeds an aggregate of $25,000 (or such other maximum as may be prescribed from time to time by Section 423) in Fair Market Value of such stock (determined at the time the rights are granted) for each calendar year in which any such right is outstanding.

(b) An Eligible Employee’s participation in any one or a combination of Offerings under the Plan shall not exceed such additional limits as the Committee may from time to time impose.

9. Sub-Plans.

The Committee may adopt “sub-plans” separate from this Plan for purposes of Section 423 which permit grants of Options to employees of the Company and its Subsidiaries which are not intended to satisfy the requirements of Section 423. Notwithstanding the foregoing, the Shares issued under any sub-plan will be aggregated with the Shares issued under this Plan, and such aggregate number of Shares shall be subject to the maximum number set forth in Section 4 hereof. The terms of each sub-plan may take precedence over other provisions of this document, with the exception of Sections 4, 13 and 15, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

10. Tax Withholding.

Each Participant shall pay to the Company or the applicable Subsidiary, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of the purchase or disposition of Shares no later than the date of the event creating the tax liability. In the Committee’s discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of Shares to the Company, including Shares purchased under the Plan, valued at Fair Market Value on the date of delivery. The Company or the applicable Subsidiary may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant or withhold Shares purchased hereunder, which shall be valued at Fair Market Value on the date of withholding.

2023 PROXY STATEMENT	87

APPENDIX B

11. Participants’ Rights as Shareholders and Employees.

(a) No Participant shall have any rights as a shareholder in the Shares covered by an Option granted hereunder until such right has been exercised, full payment has been made for such Shares, and the Shares are issued.

(b) Each Employee is an employee-at-will (that is to say that either the Employee or the Company or any Subsidiary may terminate the employment relationship at any time for any reason or no reason at all) unless and only to the extent provided in a written employment agreement for a specified term executed by an authorized signatory of the Company or any Subsidiary. Neither the adoption, maintenance, nor operation of the Plan nor any grant of rights hereunder shall confer upon any Employee any right with respect to the continuance of such Employee’s employment with the Company or any Subsidiary nor shall they interfere with the rights of the Company or Subsidiary to terminate any Employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any Employee from one position to another within the Company or any Subsidiary.

12. Options Not Transferable.

Options granted under the Plan are not assignable or transferable by a Participant other than by will or the laws of descent and distribution and, during the Participant’s lifetime, are exercisable only by the Participant. The Company may treat any attempted inter vivos assignment as an election to withdraw from all pending Offerings.

13. Amendments to or Termination of the Plan.

The Board shall have the right to amend, modify or terminate the Plan at any time without notice, subject to any stockholder approval that the Board determines to be necessary or advisable; provided that the rights of Participants hereunder with respect to any ongoing or completed Offering shall not be adversely affected.

14. Governing Law.

Subject to overriding federal law, the Plan shall be governed by and interpreted consistently with the laws of the Commonwealth of Massachusetts.

15. Effective Date and Term.

This Plan will become effective on February 1, 2016. This Plan will continue until the earlier to occur of (a) termination of this Plan by the Board or (b) issuance of all of the Shares reserved for issuance under the Plan.

88

APPENDIX C

Operating Measure

ARR

ARR (Annual Run Rate) represents the annual value of our portfolio of active renewable customer contracts as of the end of the reporting period, including subscription software, cloud, and support contracts.

We believe ARR is a valuable operating metric to measure the health of a subscription business because it captures expected subscription and support cash generation from new customers, existing customer renewals and expansions, and includes the impact of churn, which reflects gross churn, offset by the impact of any pricing increases.

Because this measure represents the annual value of renewable customer contracts as of the end of a reporting period, ARR does not represent revenue for any particular period or remaining revenue that will be recognized in future periods.

Non-GAAP Financial Measure

FREE CASH FLOW

Free cash flow is cash flow from operations net of capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures.

Additional information about the items we exclude from our non-GAAP financial measures and the reasons we exclude them can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations – Non-GAAP Financial Measures of our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, which accompanies this proxy statement.

Performance Measures used under Our Executives’ Performance-Based Compensation

We use adjusted ARR, non-GAAP operating expense and adjusted free cash flow as performance measures because these measures exclude items that are not, in our view, indicative of our core operating results or that are not easily predictable for future periods.

ADJUSTED ARR

Adjusted ARR is constant currency ARR excluding the ARR acquired from the Codebeamer acquisition completed during the year.

ADJUSTED FREE CASH FLOW

Adjusted free cash flow is net cash provided by operations net of capital expenditures, and application of a restructuring adjustment, foreign exchange rate adjustment, and a tax addback adjustment to eliminate the effect of restructuring payments, foreign exchange rates, and certain tax payments over the course of the year. Adjusted free cash flow is not a measure of cash available for discretionary expenditures.

NON-GAAP OPERATING EXPENSE

Non-GAAP operating expense excludes stock-based compensation expense, acquisition-related costs and other transactional charges, restructuring and other charges (net) and amortization of acquired intangible assets, and application of a foreign exchange rate adjustment, and a Codebeamer acquisition adjustment to eliminate the effect of foreign exchange rates and the Codebeamer acquisition completed in the year.

2023 PROXY STATEMENT	89

APPENDIX C

Reconciliation of GAAP Results to Non-GAAP Financial Measures

	FY21	FY22
ARR as reported	$1,468	$1,572
Foreign exchange rate adjustment	—	134
Exclusion of impact of Codebeamer acquisition	—	(18)
Adjusted ARR for FY22 CIP, FY20 PSUs, and CEO PSUs	$1,468	$1,688

		Growth
ARR growth as reported		7%
Foreign exchange rate growth adjustment		9%
Exclusion of impact of Codebeamer acquisition on growth		-1%
Adjusted ARR growth for FY22 CIP, FY20 PSUs, and CEO PSUs		15%

		FY22
GAAP operating expense		$1,100
Stock-based compensation		(152)
Amortization of acquired intangible assets		(35)
Acquisition-related and other transactional charges		(13)
Restructuring and other charges, net		(36)
Non-GAAP operating expense		$863
Foreign exchange rate adjustment		15
Acquisition of Codebeamer		(6)
Add back expense from over-achievement of commission and CIP		—
Adjusted non-GAAP operating expense for FY22 CIP		$872

	FY21	FY22
Cash from operations	$369	$435
Capital expenditures	(25)	(19)
Free cash flow	$344	$416
Impact of restructuring payments	15	41
Foreign exchange rate adjustment	(6)	33
Non-ordinary course tax addback	18	—
Adjusted free cash flow for FY22 PSUs, FY21 PSUs, and CEO PSUs	$370	$490

		Growth
Growth contribution from free cash flow		19%
Restructuring payments growth adjustment		7%
Foreign exchange rate growth adjustment		11%
Non-ordinary course tax addback growth adjustment		-5%
Adjusted free cash flow growth for FY22 PSUs, FY21 PSUs, and CEO PSUs		32%

90

REDUCING THE ENVIRONMENTAL IMPACT OF OUR SOLICITATIONS

Electronic Delivery of Proxy Materials

We began providing proxy materials electronically to our stockholders in connection with our 2008 Annual Meeting of Stockholders and provide printed proxy materials only to stockholders that request them. This has reduced the number of proxy statements and Annual Reports on Form 10-K that are printed each year from 43,000 copies of each document in 2007 to approximately 2,000 copies of each document each year.

If you currently receive printed copies of our proxy materials and you would like to reduce the environmental impact associated with printing and mailing future proxy materials to you, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the Internet voting instructions on your notice or proxy card and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Materials Sent to Stockholders Sharing the Same Surname and Address

Stockholders holding their shares in a brokerage account or bank account that share the same surname and address generally receive only one copy of the notice or materials. This practice conserves natural resources and reduces duplicate mailings and associated printing and postage costs. If you would like to receive a separate copy of the notice, our annual report and/or proxy statement, as applicable, or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your notice or proxy card. We will deliver such additional copies promptly upon receipt of such request. Stockholders receiving multiple copies at the same address may request that they receive only one. To do so, please submit your request to the address or phone number that appears on your notice or proxy card.

ptc

DIGITAL TRANSFORMS PHYSICAL

PROXY STATEMENT 2023

© 2022, PTC Inc. All rights reserved. PTC, the PTC logo, and all other PTC product names and logos are trademarks or registered trademarks of PTC and/or its subsidiaries in the United States and other countries.

ptc.com

121 SEAPORT BLVD. | BOSTON, MA 02210

PTC INC.
121 SEAPORT BOULEVARD
BOSTON, MA 02210

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D93166-P82699	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PTC INC.					For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR ALL nominees:
Vote on Directors					☐	☐	☐
1.	Elect nine directors to serve until the 2024 Annual Meeting of Stockholders.
	Nominees:
	01)	Mark Benjamin	06)	Paul Lacy
	02)	Janice Chaffin	07)	Corinna Lathan
	03)	Amar Hanspal	08)	Blake Moret
	04)	James Heppelmann	09)	Robert Schechter
	05)	Michal Katz
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	Approve an increase of 6,000,000 shares available for issuance under the 2000 Equity Incentive Plan.	☐	☐	☐

3.	Approve an increase of 2,000,000 shares available under the 2016 Employee Stock Purchase Plan.	☐	☐	☐

4.	Advisory vote to approve the compensation of our named executive officers (say-on-pay).	☐	☐	☐

		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote ONE YEAR on the following proposals:		One Year	Two Years	Three Years	Abstain

5.	Advisory vote on the frequency of the Say-on-Pay vote.	☐	☐	☐	☐

	The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

6.	Advisory vote to confirm the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.		☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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D93167-P82699

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PTC INC.

PROXY FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 16, 2023.

The undersigned, revoking all prior proxies, hereby appoints Aaron von Staats and Catherine Gorecki, or either of them acting singly, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of the ballot, all of the shares of common stock of PTC Inc. (“PTC”) that the undersigned is entitled, if personally present, to vote at the 2023 Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Thursday, February 16, 2023 at PTC Inc., 121 Seaport Boulevard, Boston, MA 02210, and any adjournment or postponement thereof.

You may vote at the Annual Meeting if you were a PTC stockholder at the close of business on December 9, 2022. Your attendance at the Annual Meeting will not be deemed to revoke this proxy unless you revoke this proxy in writing and vote in person at the Annual Meeting. Along with this proxy, we are sending you Notice of the Annual Meeting and the related Proxy Statement, as well as our Annual Report to Stockholders, including our Annual Report on Form 10-K with our financial statements, for the year ended September 30, 2022.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF THE SIGNED PROXY IS RETURNED BUT NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3, 4 AND 6, AND ONE YEAR ON PROPOSAL 5. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE